                                                                         EXHIBIT
                                                                           10.17

================================================================================




                             SUBSCRIPTION AGREEMENT



                                     among



                               RGC PARTNERS, L.P.

                           FOOD 4 LESS HOLDINGS, INC.

                         FOOD 4 LESS SUPERMARKETS, INC.

                                      and

              THE PARTNERSHIP INVESTORS LISTED ON EXHIBIT A HERETO

                          ___________________________


                                     Dated

                                 June __, 1995


                          ___________________________


================================================================================

                               TABLE OF CONTENTS
                            (Not Part of Agreement)

                                                                                                                          Page
                                                                                                                          ----
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II - SALE AND PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

         SECTION 2.1.  Agreement to Issue and to Acquire Partnership Interests  . . . . . . . . . . . . . . . . . . . . .    5
         SECTION 2.2.  Agreement to Sell and to Purchase Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         SECTION 2.3.  Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF HOLDINGS
                 AND SUPERMARKETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

         SECTION 3.1.  Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         SECTION 3.2.  Authorization; Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         SECTION 3.3.  Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         SECTION 3.4.  No Violation; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         SECTION 3.5.  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 3.6.  Representations and Warranties in the Stock Purchase Agreement.  . . . . . . . . . . . . . . . . .    8
         SECTION 3.7.  Private Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 3.8.  No Material Omission or Misstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
                 INVESTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

         SECTION 4.1.  Authorization; Enforceability; No Violations.  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 4.2.  Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 4.3.  Private Placement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 4.4.  Ownership of Debentures Delivered to Partnership.  . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 4.5.  Absence of General Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE V - COVENANTS OF THE PARTNERSHIP, HOLDINGS AND
                   SUPERMARKETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         SECTION 5.1.  Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 5.2.  Amendment or Modification of or Waivers under Acquisition
                            Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 5.3.  Notices Under the Acquisition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 5.4.  Agreement to Take Necessary and Desirable Actions  . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 5.5.  Compliance with Conditions; Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 5.6.  Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 5.7.  Expenses of Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE VI - COVENANTS OF THE PARTNERSHIP INVESTORS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12


         SECTION 6.1.  Agreement to Take Necessary and Desirable Actions. . . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 6.2.  Compliance with Conditions; Commercially Reasonable Efforts  . . . . . . . . . . . . . . . . . . .   13

ARTICLE VII - CONDITIONS PRECEDENT TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

         SECTION 7.1.  Conditions to the Partnership's, Holdings' and Supermarkets'
                            Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 7.2.  Conditions to Partnership Investors' Obligations . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE VIII - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

         SECTION 8.1.  Survival; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 8.2.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 8.3.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 8.4.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 8.5.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 8.6.  Modifications and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 8.7.  Waivers and Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 8.8.  Titles and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 8.9.  Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 8.10. Expenses; Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 8.11. Press Releases and Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 8.12. Assignment; No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 8.13. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 8.14. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 8.15. Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 8.16. Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 8.17. Several Liability of the Partnership Investors . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 8.18. Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 8.19. No Duty to Other Partnership Investors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

EXHIBIT A - SCHEDULE OF PARTNERSHIP INVESTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                    EXHIBITS



         Exhibit A                              Schedule of Partnership Investors

         Exhibit B                              Form of Indenture

         Exhibit C                              Form of Registration Rights Agreement

         Exhibit D                              Form of Opinion of Latham & Watkins

                             SUBSCRIPTION AGREEMENT


                 THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of June __, 1995 by and among RGC Partners, L.P., a Delaware limited partnership (the "Partnership"), Food 4 Less Holdings, Inc., a Delaware corporation ("Holdings"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("Supermarkets") and each of the investors listed on Exhibit A hereto (the "Partnership Investors").

                 NOW, THEREFORE, the parties hereto hereby agree as follows.


                                  ARTICLE I


                                 DEFINITIONS

                                                  (a)  As used in this
Agreement, the following terms shall have the following meanings:

                 "Acquisition" means the acquisition of the capital stock of Ralphs pursuant to the Acquisition Agreement.

                 "Acquisition Agreement" means the Agreement and Plan of Merger, dated as of September 14, 1994, by and among Food 4 Less, Holdings, F4L Holdings, Supermarkets, Ralphs and the stockholders of Ralphs, as amended by Amendment No. 1 dated as of January 12, 1995, Amendment No. 2 dated as of February 24, 1995, and Amendment No. 3 dated as of April 26, 1995.

                 "Acquisition Closing Date" means the closing date of the Acquisition.

                 "Acquisition Documents" mean (i) the Partnership Documents,
(ii) the Acquisition Agreement, (iii) the Stock Purchase Agreement, (iv) the Commitment Letter and (v) all other documents and agreements referred to in or contemplated by paragraphs (c) and (d) of Section 7.2.

                 "Agreement" shall have the meaning set forth in the preamble hereto.

                 "Applicable Law" means, with respect to any Person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such Person or any of its subsidiaries is bound or to which any of their respective properties is subject.

                 "Certificate" means the Certificate of Limited Partnership of the Partnership and any duly authorized, executed and filed amendments thereto or restatements thereof.

                 "Charter" with respect to any corporation means the certificate of incorporation or articles of incorporation of such corporation.

                 "Closing" has the meaning set forth in Section 2.3 hereof.

                 "Commission" means the United States Securities and Exchange Commission.

                 "Commitment Letter" means the letter agreement dated August 31, 1994 and amended on January 15, 1995 and April 27, 1995, by and among Apollo Advisors, L.P., on behalf of one or more managed entities, Yucaipa, Food 4 Less, F4L Holdings, Holdings and Supermarkets.

                 "Debenture Registration Statement" means the Registration Statement on Form S-1 of Holdings with respect to the Debentures.

                 "Debentures" means the $193,363,570 aggregate principal amount (at maturity) of 13- 5/8% Senior Discount Debentures due 2005 of Holdings issued pursuant to the terms of the Indenture on the Acquisition Closing Date (provided that the principal amount stated herein is based on an Acquisition Closing Date of June 14, 1995, and may be adjusted for an Acquisition Closing Date other than such date).

                 "Dow" has the meaning set forth in Section 7.2 hereof.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Financing" means the debt and equity financing required to consummate the Acquisition and the other transactions contemplated by the Acquisition Agreement (including the refinancing, as required, of any existing indebtedness of Food 4 Less, Ralphs or their respective subsidiaries) and any financing necessary to provide working capital for the Surviving Corporation and its subsidiaries on an ongoing basis.

                 "F4L Holdings" means Food 4 Less Holdings, Inc., a California corporation.

                 "Food 4 Less" means Food 4 Less, Inc., a Delaware corporation.

                 "Food 4 Less Entities" means Holdings and its Subsidiaries.

                 "Governmental Authority" means any federal, state or local court or governmental or regulatory authority.

                 "Holdings" has the meaning set forth in the preamble hereto.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Indemnified Party" has the meaning set forth in Section 8.1 hereof.

                 "Indemnifying Party" has the meaning set forth in Section 8.1 hereof.

                 "Indenture" means the indenture by and between Holdings and United States Trust Company of New York,as trustee, governing the terms of the Debentures, in the form attached hereto as Exhibit B.

                 "Lien" means any pledge, lien, claim, restriction, charge or encumbrance of any kind.

                 "Material Adverse Effect" means a material adverse effect (i) on the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or other) of Holdings, Ralphs and their respective subsidiaries, taken as a whole, (ii) on the ability of the Partnership, Holdings or Supermarkets to perform its obligations hereunder or under any of the other Partnership Documents, or (iii) on the value of the Partnership Investors' investment in the Partnership.

                 "New Credit Facility" means the Credit Agreement, dated as of the Acquisition Closing Date, among Holdings, as guarantor, Supermarkets, as borrower, Bankers Trust Company, as administrative agent, and the lenders, co-agents and co-arrangers named therein.

                 "Nonperforming Purchaser" has the meaning set forth in Section
8.4 hereof.

                 "Notices" has the meaning set forth in Section 8.2 hereof.

                 "Opening Dow" has the meaning set forth in Section 7.2 hereof.

                 "Partners" means, collectively, the General Partners, the Class A Limited Partners and the Class B Limited Partners of the Partnership set forth on Exhibit A hereto. Reference to a "Partner" shall refer to any one or more of the Partners, as the context may require.

                 "Partnership" has the meaning set forth in the preamble hereto.

                 "Partnership Agreement" means the Limited Partnership Agreement of RGC Partners, L.P., in the form executed by the Partnership Investors on or prior to the date hereof.

                 "Partnership Commitment Letter" means the letter agreement, dated April 26, 1995, by and among Holdings, Supermarkets and the Partnership Investors.

                 "Partnership Documents" means (i) this Agreement, (ii) the Partnership Agreement, (iii) the Indenture and (iv) the Registration Rights Agreement.

                 "Partnership Interest" means the ownership interest of a Partner in the Partnership.

                 "Partnership Investors" has the meaning set forth in the preamble hereto.

                 "Percentage Interest" means, with respect to each Partner, the percentage set forth on Exhibit A hereto.

                 "Performing Purchasers" has the meaning set forth in Section
8.4 hereof.

                 "Permitted Liens" means any Liens arising as a result of the New Credit Facility or permitted to be incurred or to exist under the New Credit Facility.

                 "Permitted Transferee" shall mean (a) in the case of any Partnership Investor (i) any officer, director, member or partner of, or Person controlling, such Partnership Investor or any other Partnership Investor or
(ii) any other Person that is (x) an affiliate of the general partner(s), member(s), investment manager(s) or investment advisor(s) of such Partnership Investor on the date hereof, (y) an affiliate of such Partnership Investor or a Permitted Transferee of such Partnership Investor or (z) an investment fund, investment account or investment entity whose investment manager, investment advisor, or any member or general partner thereof is such Partnership Investor or a Permitted Transferee of such Partnership Investor, (b) in the case of The Edward J. DeBartolo Corporation and Camdev Properties, Inc., any of their respective banks or representatives thereof, and (c) in the case of Federated Department Stores, Inc., an affiliated not-for-profit corporation, in each case
(a), (b) and (c) in a bona fide distribution or other transaction not intended to avoid the provisions of this Agreement.

                 "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                 "Public Debt Refinancing" means the defeasance, amendment, repurchase, exchange or other acquisition or retirement by F4L Holdings, Holdings or the Surviving Corporation of the existing public debt securities of Ralphs Grocery, Supermarkets and F4L Holdings to the extent that such transactions are necessary in order to permit the consummation of the Acquisition and the other transactions contemplated by the Acquisition Agreement (including the incurrence of any additional indebtedness constituting part of the Financing) or as may otherwise be required by the banks, underwriters or other responsible financial institutions or other responsible Persons providing the Financing as set forth in the commitment letters entered into with such parties.

                 "Ralphs" means Ralphs Supermarkets, Inc. a Delaware corporation.

                 "Ralphs Grocery" means Ralphs Grocery Company, a Delaware corporation.

                 "Registration Rights Agreement" means the Registration Rights Agreement, by and among the Partnership, Holdings and Supermarkets, in the form attached hereto as Exhibit C.

                 "Registration Statement" has the meaning set forth in Section 7.2(c) hereof.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Stock Purchase Agreement" means that certain Stock Purchase and Exchange Agreement dated as of the Acquisition Closing Date by and among Holdings, Supermarkets, CLH Supermarket Corp. and the purchasers listed on
Schedule 1 thereto.

                 "subsidiary" means, with respect to any Person (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

                 "Subsidiary" means a subsidiary of Holdings.

                 "Substitute Purchaser Undertaking" has the meaning set forth in Section 8.4 hereof.

                 "Supplying Purchasers" has the meaning set forth in Section
8.19 hereof.

                 "Surviving Corporation" means Ralphs following (i) the Acquisition and (ii) the merger of Ralphs Grocery with and into Ralphs.

                 "Supermarkets" has the meaning set forth in the preamble hereto.

                 "Yucaipa" means The Yucaipa Companies, a California general partnership.

                 "Yucaipa Entity" means Yucaipa RGC L.L.C., a Delaware limited liability company and RGC Investment Co., a Delaware corporation.


                                  ARTICLE II


                              SALE AND PURCHASE

                                  SECTION 2.1.   Agreement to Issue and to
Acquire Partnership Interests. On the Acquisition Closing Date, and upon the terms and subject to the conditions set forth in this Agreement, the Partnership shall issue to each Partnership Investor, and each Partnership Investor, severally and not jointly, shall acquire and accept from the Partnership, such Partnership Interests representing the Percentage Interest in the Partnership as set forth on Exhibit A hereto for the consideration set forth on Exhibit A hereto.

                                  SECTION 2.2.   Agreement to Sell and to
Purchase Debentures. On the Acquisition Closing Date, and upon the terms and subject to the conditions set forth in this Agreement and the Indenture, Holdings shall sell to the Partnership, and the Partnership shall purchase and accept from Holdings, $114,084,510 aggregate principal amount of Debentures (based on an Acquisition Closing Date of June 14, 1995, as such amount may be adjusted for an Acquisition Closing Date other than such date) for a purchase price, payable in immediately available funds, of $59,000,000 (representing the initial accreted value of such Debentures). The parties to this Agreement hereby agree to treat $59,000,000 as the issue price of the Debentures for all tax purposes.

                                  SECTION 2.3.  Closing.  The closing of the
issuance of the Partnership Interests and the purchase and sale of the Debentures (the "Closing") shall take place at 8:00 a.m., local time, on the Acquisition Closing Date, at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071 or at such other place as the parties hereto shall agree in writing. At the Closing (a) each Partnership Investor shall (i) deposit into one or more bank accounts designated by the Partnership, by wire transfer of immediately available funds, or assign its rights to receive cash proceeds in connection with the Financing on the Acquisition Closing Date, in an amount equal to the aggregate cash portion of the capital contribution being contributed by such Partnership Investor to the Partnership in exchange for Partnership Interests and/or (ii) deliver to the Partnership the Debentures being delivered by such Partnership Investor pursuant to Section 2.1, or assign its rights to receive Debentures from Holdings in connection with the Financing on the Acquisition Closing Date (such cash amounts and Debentures in (i) and (ii) to constitute in the aggregate a contribution to the Partnership of $41,000,000), (b) the Partnership shall deposit into one or more bank accounts, by wire transfer of immediately available funds, $59,000,000, representing the purchase price for the Debentures being issued by Holdings to the Partnership and (c) Holdings will deliver to the Partnership the Debentures being sold by Holdings to the Partnership pursuant to Section 2.2.


                                 ARTICLE III


                         REPRESENTATIONS AND WARRANTIES
                          OF HOLDINGS AND SUPERMARKETS

                 Holdings and Supermarkets hereby represent and warrant, jointly and severally, to each Partnership Investor (but not any Yucaipa Entity) as follows:

                                  SECTION 3.1.  Organization and Standing.  The
Partnership is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware and has all requisite partnership power and authority to own its properties and assets and to carry on its business as proposed to be conducted. The Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  SECTION 3.2.  Authorization; Enforceability.
Each of the Partnership, Holdings and Supermarkets has the partnership or corporate power to execute, deliver and perform the terms and provisions of each of the Partnership Documents to which it is a party and has taken all necessary partnership or corporate action to authorize the execution, delivery and performance by it of each of the Partnership Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. No other partnership or corporate proceedings on the part of the Partnership, Holdings or Supermarkets is necessary therefor. Each of the Partnership, Holdings and Supermarkets has duly executed and delivered the Partnership Documents to which it is a party. The Partnership Documents, when executed and delivered by each of the Partnership, Holdings and Supermarkets and assuming due execution by the other parties thereto, will constitute, legal, valid and binding obligations of each of the Partnership, Holdings and Supermarkets enforceable against each of the Partnership, Holdings and Supermarkets in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                  SECTION 3.3.  Securities.

                                        (a)  The Partnership Interests have
been duly and validly authorized by the Partnership and no other rights to subscribe for any interests in the Partnership, other than the Partnership Interests, are outstanding.

                                        (b)  The Debentures have been duly and
validly authorized by Holdings for issuance. The Debentures, when executed by Holdings and authenticated by the trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Partnership and those Partnership Investors, as shown on Exhibit A, who will acquire Debentures on the Acquisition Closing Date, in accordance with the terms hereof and of the other Acquisition Documents pursuant to which such Debentures will be issued, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of Holdings entitled to the benefits of the Indenture and enforceable against Holdings in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                  SECTION 3.4.  No Violation; Consents.

                                        (a)  The execution, delivery and
performance by each of the Partnership, Holdings and Supermarkets of each of the Partnership Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by each of the Partnership, Holdings and Supermarkets of each of the Partnership Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not (after giving effect to all amendments or waivers obtained on or prior to the Acquisition Closing Date) (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which it is a party or by which it is bound or to which its properties or assets is subject, or (y) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties or assets, except for any such defaults or Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) will not violate any provision of
(A) the Certificate or (B) the Charter or bylaws of Holdings or Supermarkets.

                                        (b)   No consent, authorization or
order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by any of the Partnership, Holdings or Supermarkets for the execution, delivery and performance of any of the Partnership Documents to which it is a party, or the consummation of any of the transactions contemplated hereby or thereby, except (i) for those consents or authorizations that will have been obtained or made on or prior to the Acquisition Closing Date or (ii) where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  SECTION 3.5.  Litigation.  There are no
pending or, to the best knowledge of Holdings or Supermarkets, threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or, to the best knowledge of Holdings or Supermarkets, investigations against the Partnership or its assets or properties before or by any Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the transactions contemplated by any of the Partnership Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions have been imposed thereon by any Governmental Authority or arbitrator. Neither the Partnership nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                                  SECTION 3.6.  Representations and Warranties
in the Stock Purchase Agreement. The representations and warranties of Holdings and Supermarkets in the Stock Purchase Agreement, which are incorporated as representations and warranties herein by this reference (provided, that for purposes of this Agreement, references in such representations and warranties to the "Acquisition Documents" shall be deemed to include the "Partnership Documents"), will be true and correct on the Acquisition Closing Date.

                                  SECTION 3.7.  Private Offering.

                                        (a)  Based, in part, on the Partnership
Investors' representations in Section 4.3, the sale of the Partnership Interests by the Partnership to the Partnership Investors is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Partnership nor anyone acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would subject the offer, issuance or sale of the Partnership Interests as contemplated hereby to the registration provisions of the Securities Act.

                                        (b)  The sale of the Debentures by
Holdings to the Partnership is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither Holdings nor anyone acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would subject the offer, issuance or sale of the Debentures as contemplated hereby to the registration provisions of the Securities Act.

                                  SECTION 3.8.  No Material Omission or
Misstatement. When the Debenture Registration Statement or any amendment thereto is declared effective, it (i) will comply in all material respects with the requirements of the Securities Act and (ii) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus contained in the Debenture Registration Statement did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV


          REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP INVESTORS

                 Each Partnership Investor severally as to itself only, and not jointly, hereby represents and warrants to the Partnership, Holdings and Supermarkets as follows:

                                  SECTION 4.1.  Authorization; Enforceability;
No Violations.

                                        (a)  It is duly organized, validly
existing and in good standing as a corporation, partnership or limited liability company under the laws of its jurisdiction of organization. It has the corporate, partnership or limited liability company power to execute, deliver and perform the terms and provisions of the Partnership Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action to authorize the execution, delivery and performance by it of such Partnership Documents and to consummate the transactions contemplated hereby and thereby. No other corporate, partnership or limited liability company proceedings on its part is necessary therefor.

                                        (b)  The execution, delivery and
performance by such Partnership Investor of the terms and provisions of the Partnership Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not violate any provision of the Charter, bylaws, partnership agreement or other governing documents of such Partnership Investor, or of any other agreement or instrument to which such Partnership Investor is bound, or to which any of its properties or assets is subject, or of any Applicable Law. It has duly executed and delivered, or will duly execute and deliver, the Partnership Documents to which it is a party. The Partnership Documents to which it is a party, when executed and delivered by it and assuming the due execution by the other parties hereto and thereto, will constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                  SECTION 4.2.  Consents.  No consent,
authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by it for the execution, delivery and performance by it of the Partnership Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby other than those that will have been made or obtained on or prior to the Acquisition Closing Date.

                                  SECTION 4.3.  Private Placement.

                                        (a)  Such Partnership Investor
understands that (i) the offering and sale of the Debentures and the Partnership Interests are intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and (ii) there is no existing public or other market for the Partnership Interests.

                                        (b)  The Partnership Interests to be
acquired by such Partnership Investor pursuant to this Agreement, and any Debentures to be acquired by any Partnership Investor pursuant to any other Acquisition Document, are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act or any state securities laws which may be applicable (provided that the contribution of the Debentures to the Partnership shall not be deemed to be such a distribution).

                                        (c)  Such Partnership Investor has
sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Partnership Interests (or, if applicable, the Debentures) and such Partnership Investor is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Partnership Interests.

                                        (d)  Such Partnership Investor is an
"accredited investor" as such term is defined in Regulation D under the Securities Act.

                                        (e)  Such Partnership Investor
acknowledges that the Partnership and Holdings and, for purposes of the opinions to be delivered to the Partnership Investors pursuant to Section 7.2 hereof, Latham & Watkins, will rely on the accuracy and truth of its representations in this Section 4.3, and such Partnership Investor hereby consents to such reliance.

                                  SECTION 4.4.  Ownership of Debentures
Delivered to Partnership. The Debentures to be delivered by any Partnership Investor to the Partnership pursuant to Section 2.1 will be, at the time of such delivery, owned by such Partnership Investor, free and clear of any Lien, and upon delivery thereof, all of such Partnership Investor's right, title and interest in and to such Debentures shall have been contributed, transferred and assigned to the Partnership free and clear of any Lien.

                                  SECTION 4.5.  Absence of General
Solicitation. Neither such Partnership Investor nor anyone acting on its behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action that would subject the offer, issuance or sale of the Debentures by Holdings to the Partnership or the Partnership Investors, or the contribution of the Debentures by any Partnership Investor to the Partnership, in each case as contemplated hereby, to the registration provisions of the Securities Act.


                                  ARTICLE V


            COVENANTS OF THE PARTNERSHIP, HOLDINGS AND SUPERMARKETS

                                  SECTION 5.1.  Operation of Business.

                                        (a)  From the date hereof until the
Acquisition Closing Date, the Partnership will not conduct any business.

                                        (b)  From the date hereof until the
Acquisition Closing Date, except as provided for in, or contemplated by, the Acquisition Documents (including the schedules thereto), and except as consented to or approved by the Partnership Investors, Holdings shall not, and shall not permit any of the Subsidiaries to, take any action that would cause any of the representations and warranties made by Holdings or Supermarkets in this Agreement not to remain true and correct as if made at and as of the date of this Agreement.

                                  SECTION 5.2.  Amendment or Modification of or
Waivers under Acquisition Agreement. Each of Holdings and Supermarkets agrees that, without the prior written consent of the Partnership Investors (which consent will not be unreasonably withheld), it will not consent to any amendment or modification to, or waive any of its rights under, any Acquisition Document, which amendment, modification or waiver could reasonably be expected to have a Material Adverse Effect, or which amendment, modification or waiver would cause a failure of the condition specified in Section 7.2(e) hereof.

                                  SECTION 5.3.  Notices Under the Acquisition
Agreement. Holdings shall promptly provide the Partnership Investors with such notices and reports as any Food 4 Less Entity may send to or receive from Ralphs or the stockholders of Ralphs pursuant to the terms of or relating to the Acquisition Agreement.

                                  SECTION 5.4.  Agreement to Take Necessary and
Desirable Actions. Each of the Partnership, Holdings and Supermarkets shall execute and deliver each of the Partnership Documents to which each is a party and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Partnership Investors in order to consummate or implement expeditiously the transactions contemplated hereby.

                                  SECTION 5.5.  Compliance with Conditions;
Best Efforts. Each of the Partnership, Holdings and Supermarkets shall use its best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Partnership, Holdings, Supermarkets and the Partnership Investors to be satisfied. Upon the terms and subject to the conditions of this Agreement, each of the Partnership, Holdings and Supermarkets will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                                  SECTION 5.6.  Consents and Approvals.  The
Partnership, Holdings and Supermarkets shall use their best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Partnership Document or any of the transactions contemplated hereby or thereby, and shall diligently assist and cooperate with the Partnership Investors in preparing and filing all documents required to be submitted by the Partnership Investors to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Partnership Investors in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Partnership Investors all information concerning the Food 4 Less Entities that counsel to any Partnership Investors determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

                                  SECTION 5.7.  Expenses of Partnership.  In
addition to the expenses payable by Holdings pursuant to Section 8.10, and in consideration of the purchase by the Partnership of the Debentures as provided in Section 2.2, Holdings and Supermarkets will pay, or cause to be paid, all costs and expenses of organizing the Partnership, including without limitation legal expenses of the Partners, all ongoing costs and expenses of the Partnership not specifically provided for by the terms of the Registration Rights Agreement, including without limitation administrative and accounting expenses and all reasonable costs and expenses incurred in connection with the resale of the Debentures and the distribution of the proceeds therefrom. Notwithstanding the foregoing or the provisions of Section 8.10, Holdings shall not pay any costs or expenses expressly excluded from reimbursement pursuant to
Section 8 of the Registration Rights Agreement.


                                  ARTICLE VI


                     COVENANTS OF THE PARTNERSHIP INVESTORS

                                  SECTION 6.1.  Agreement to Take Necessary and
Desirable Actions. Each Partnership Investor shall execute and deliver each of the Partnership Documents to which it is a party and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Partnership, Holdings or Supermarkets in order to consummate or implement expeditiously the transactions contemplated hereby.

                                  SECTION 6.2.  Compliance with Conditions;
Commercially Reasonable Efforts. Each Partnership Investor shall use commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to its obligations to be satisfied. Upon the terms and subject to the conditions of this Agreement, each Partnership Investor will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate the transactions contemplated hereby.


                                 ARTICLE VII


                        CONDITIONS PRECEDENT TO CLOSING

                                  SECTION 7.1.  Conditions to the
Partnership's, Holdings' and Supermarkets' Obligations. The obligations of the Partnership, of Holdings and of Supermarkets hereunder required to be performed on the Acquisition Closing Date shall be subject, at their respective election, to the satisfaction or waiver (which waiver, if so requested by the Partnership Investors, shall be made in writing), at or prior to the Acquisition Closing Date, of the following conditions:

                                        (a)  The representations and warranties
of each Partnership Investor contained in this Agreement shall have been true and correct in all material respects when made and, in addition, shall be repeated and true and correct in all material respects on and as of the Acquisition Closing Date with the same force and effect as though made on and as of the Acquisition Closing Date.

                                        (b)  Each Partnership Investor shall
have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by such Partnership Investor at or prior to the Acquisition Closing Date. In lieu of a certificate from each Partnership Investor to the Partnership certifying that the conditions specified in this Section 7.1 have been satisfied, the delivery of the Debentures and/or payment of the purchase price for the Partnership Interests shall be deemed to be the certification by such Partnership Investor of the satisfaction of each of such conditions specified in this Section 7.1.

                                        (c)  All conditions precedent to the
consummation of the transactions contemplated by the Acquisition Documents shall have been satisfied or waived.

                                  SECTION 7.2.  Conditions to Partnership
Investors' Obligations. The obligations of each Partnership Investor hereunder required to be performed on the Acquisition Closing Date shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by Holdings or the Partnership, shall be made in writing), on or prior to the Acquisition Closing Date, of the following conditions:

                          (a) The representations and warranties of each other Partnership Investor, Holdings and Supermarkets contained or incorporated in this Agreement shall have been true and correct in all material respects when made (except for those representations and warranties that speak as of a given date, which representations and warranties shall have been true and correct in all material respects on such date) and, in addition, shall be repeated and true and correct in all material respects on and as of the Acquisition Closing Date (after giving effect to the transactions contemplated hereby) with the same force and effect as though made on and as of the Acquisition Closing Date.

                          (b) Each other Partnership Investor and each of Holdings, Supermarkets and the Partnership shall have performed all obligations and agreements, and complied with all covenants, contained in this Agreement, to be performed and complied with by it at or prior to the Acquisition Closing Date.

                          (c) The terms and conditions of the Financing, including, without limitation, the Public Debt Refinancing, any other refinancings, amendments and consents made at or obtained in connection with the closing of the transactions contemplated by the Acquisition Documents, and the fees payable to lenders, underwriters and investors in connection therewith, shall be satisfactory to each Partnership Investor; and the Financing and all related transactions shall have been consummated pursuant to definitive agreements in form and substance satisfactory to each Partnership Investor; provided, that for purposes of the foregoing, the Partnership Investors are deemed to have approved the terms of the Financing and all related transactions, including the fees payable in connection therewith, as described in Post-Effective Amendment No. 1 to Holdings' Registration Statement on Form S-4, No. 33-86356 (the "Registration Statement").

                          (d) (i) Holdings and its Subsidiaries shall have received, simultaneously with the receipt of the proceeds of the sale of the Debentures to the Partnership, proceeds under or as a result of the Financing which shall be sufficient to consummate the Acquisition and the Public Debt Refinancing including payment of fees and expenses in respect thereof as described in the Registration Statement;

                                  (ii)  The Partnership Investors shall have
         entered into or caused to become effective the Partnership Agreement and such other agreements and governing documents as each Partnership Investor may deem reasonably appropriate to effect the provisions of the Partnership Agreement, and containing other terms and provisions which shall be mutually agreed upon between the parties and each of such agreements and documents shall be in full force and effect; and

                                  (iii)  Holdings, Supermarkets and the
         Partnership shall have entered into the Registration Rights Agreement, the Debenture Registration Statement shall have become effective under the Securities Act and the terms of the Debentures shall be substantially consistent with the terms of the new Senior Notes due 2004 of Supermarkets as in effect on the Acquisition Closing Date (except to the extent necessary to take account of the different issuers of the securities and other structural differences).

                          (e) Subject to the last sentence of this Section 7.2, no waiver of any of the conditions of, or amendment to, or the initiation by Yucaipa, Food 4 Less, Holdings or Supermarkets of (or consent to) any termination of, the Acquisition Documents shall have occurred except such as shall have been consented to in writing by each Partnership Investor, which consent shall not be unreasonably withheld, and, with respect to any conditions thereunder the fulfillment of which is or may be determined by Yucaipa, Food 4 Less, Holdings or Supermarkets, as the case may be, in its judgment or discretion, such conditions shall not be deemed fulfilled unless each Partnership Investor in its reasonable judgment shall also be satisfied that such conditions are fulfilled; provided that Holdings will deliver to each Partnership Investor, prior to filing with the Commission, copies of the Debenture Registration Statement, and each proposed amendment thereto marked to show changes, in accordance with the terms of the Registration Rights Agreement; and the election by each Partnership Investor to consummate the transactions contemplated by this Agreement following delivery of the Debenture Registration Statement and each proposed amendment thereto shall constitute approval by each Partnership Investor of any changes to the terms of the Acquisition Documents as disclosed in the Debenture Registration Statement or any such amendment, without the requirement of any written consent as described above.

                          (f) All documents, instruments, agreements and arrangements relating to the transactions contemplated by the Acquisition Documents (copies of which shall have been delivered to each Partnership Investor) shall be reasonably satisfactory to each Partnership Investor, shall have been executed and delivered by the parties thereto, shall be in full force and effect and no party to any of the foregoing shall have breached any of its material obligations thereunder.

                          (g) Since January 29, 1995, no change shall have occurred or have been threatened in the business, operations, prospects, properties or condition (financial or other) of Food 4 Less, Ralphs or any of their respective subsidiaries, which, in the reasonable judgment of the Partnership Investors, is or may be materially adverse to Holdings, Ralphs and their respective subsidiaries, taken as a whole, or the transactions contemplated by the Acquisition Documents; provided, that the transactions contemplated by the Acquisition Documents shall not be deemed to be such a materially adverse change.

                          (h) Each Partnership Investor shall have received a copy of the letter delivered to the Selling Stockholders (as defined in the Acquisition Agreement) in connection with the Acquisition with respect to the solvency, sufficiency of capital and the ability to pay debts and other obligations of Holdings after giving effect to the transactions contemplated by the Acquisition Documents and other obligations in connection therewith, which letter need not be addressed to the Partnership Investors.

                          (i) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending or threatened which, in the reasonable judgment of the Partnership Investors, would materially adversely affect the consummation of the transactions contemplated by the Acquisition Documents on the terms contemplated thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental and pension matters) pending or threatened against Holdings, Ralphs or their respective subsidiaries which is reasonably likely to have a Material Adverse Effect.

                          (j) (x) During the period from the date of the Partnership Commitment Letter and ending on the Acquisition Closing Date, (A) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the Commission, (B) a general banking moratorium shall not have been declared by federal or New York or California authorities, and (C) no change (or any condition, event or development involving a prospective change) shall have occurred or be threatened that, in the reasonable judgment of the Partnership Investors, has had or is reasonably likely to have a material adverse effect upon the prices or trading of securities generally traded on financial markets in the United States, and (y) the Dow Jones Industrial Average (the "Dow") on the business day immediately preceding the Acquisition Closing Date shall not be more than 20% lower than the Dow on the date of the Partnership Commitment Letter (the "Opening Dow") and the Dow on any business day between the date of the Partnership Commitment Letter and the Acquisition Closing Date shall not have been more than 20% lower than the Opening Dow.

                          (k) All corporate and other proceedings taken or to be taken by the parties to the Acquisition Documents in connection with the transactions contemplated thereby shall be in form and substance reasonably satisfactory to each Partnership Investor as being consistent with the satisfaction of the foregoing conditions.

                          (l) All governmental and regulatory approvals and clearances and all third party consents necessary for the consummation of the transactions contemplated by the Acquisition Documents shall have been obtained and shall be in full force and effect, including (without limitation) expiration of the applicable waiting periods under the HSR Act, and each Partnership Investor shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                          (m) All conditions precedent to the consummation of the transactions contemplated by the Acquisition Documents shall have been satisfied or waived, and the Acquisition shall have occurred as contemplated herein prior to, or concurrently with the purchase and sale of the Partnership Interests; and all fees and expenses due to any Partnership Investor shall have been paid in accordance with the terms of the Acquisition Documents.

                          (n) All proceeds received by Holdings on the Acquisition Closing Date under or as a result of the transactions contemplated by this Agreement shall be used (or shall be usable) solely to effect the repurchase of the 15.25% Senior Discount Notes due 2004 of F4L Holdings.

                          (o) An affiliate of Yucaipa shall have consummated the purchase from Geosor Corporation and related Persons of outstanding shares of capital stock of Holdings pursuant to that certain Stock Purchase Agreement dated as of September 9, 1994.

                          (p) The Closing under the Acquisition Agreement shall have occurred.

                          (q) The Partnership shall have delivered to the Partnership Investors (but not any Yucaipa entity) a certificate executed by it or on its behalf by a duly authorized representative, dated the Acquisition Closing Date, to the effect that each of the conditions (other than any condition the fulfillment of which is subject to the reasonable satisfaction of the Partnership Investors) specified in this Section 7.2 has been satisfied.

                          (r) Latham & Watkins, counsel to the Partnership, Holdings and Supermarkets, shall have delivered to the Partnership Investors an opinion, dated the Acquisition Closing Date, addressed to the Partnership Investors, in the form attached hereto as Exhibit D.

                          (s) The Partnership Investors shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as they may reasonably request.

                          (t) All conditions precedent to the consummation of the transactions contemplated by the Acquisition Documents shall have been satisfied or waived.

                          (u) Each of the other Partnership Investors shall have funded its obligations hereunder.

Nothing in this Agreement shall constitute a waiver by any Partnership Investor of any right under the Acquisition Agreement.

                                 ARTICLE VIII


                                 MISCELLANEOUS

                                SECTION 8.1.  Survival; Indemnification.

                                        (a)  All representations, warranties,
covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Acquisition Closing Date) contained in this Agreement shall be deemed made at the Closing as if made at such time and shall survive the Closing for two years (or a longer period to the extent that such representations and warranties are incorporated herein by reference from another Acquisition Document which provides for such longer survival period), except that (i) with respect to claims asserted pursuant to this Section 8.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, and (ii) the representations in Section 3.3(a) and (b) and this Section 8.1 shall survive indefinitely. All statements as to factual matters contained in any certificate executed and delivered by the parties pursuant hereto, as well as the certification by each Partnership Investor in lieu of a certificate as provided in Section 7.1(b), shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section 8.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. No right of indemnity against any claim of a third party shall arise from any representation, warranty or covenant of an Indemnifying Party herein contained, unless such third-party claim is filed or lodged against the Indemnified Party on or prior to the expiration of the applicable period of survival provided above, and all other conditions hereunder are satisfied. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim. The indemnification provided for in this Section 8.1 shall be the exclusive remedy for breach of any such representations, warranties or covenants contained in this Agreement or given hereunder.

                                        (b)  Each of Holdings and Supermarkets
agrees to indemnify and hold harmless each of the Partnership Investors and their respective partners, members, affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other Person controlling any of the Partnership Investors or any of their affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any partner of any of them from and against any loss, claim, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs), judgments, fines, settlements and other amounts accruing from or resulting by reason of (i) the breach of any of the representations or warranties made in
Article III of this Agreement or in any certificate furnished by the Partnership, Holdings or Supermarkets pursuant to this Agreement, or (ii) the breach or failure of the Partnership, Holdings or Supermarkets duly to perform or observe any covenant or agreement pursuant to this Agreement. In addition, should any of the Partnership Investors or any employees or affiliates of any Partnership Investor be involved (whether as party, witness or otherwise) in any litigation in connection with the transactions contemplated by this Agreement, each of Holdings and Supermarkets agree to compensate the Partnership Investor (or such affiliate) in an amount equal to $2,000 per day for each day that such employee is actively involved in preparation, discovery proceedings or testimony pertaining to any litigation in connection with the transactions contemplated hereby.

                                        (c)  Each of Holdings and Supermarkets
agrees to indemnify and hold harmless each of the general partners of the Partnership and their respective partners, members, affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other Person controlling any of the general partners of the Partnership or any of their affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any partner or member of any of them from and against any loss, claim, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs), judgments, fines, settlements and other amounts arising from any and all third party claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative in which such Indemnified Party may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Partnership, unless such Indemnified Party did not act in good faith, provided, however, that in no event shall Holdings or Supermarkets have any liability to any Indemnified Party for the failure to obtain any price in connection with the disposal of assets of the Partnership, providing any such disposal is made in a bona fide arms-length transaction. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that such party acted in a manner contrary to that specified above. The provisions of this Section 8.1(c) are for the benefit of the Indemnified Parties and shall not be deemed to create any rights for the benefit of any other Person.

                                        (d)  Each Partnership Investor,
severally and not jointly, agrees to indemnify and hold harmless each of the Partnership, Holdings and Supermarkets and its partners, affiliates, officers, directors, employees and duly authorized agents and each of their affiliates and each other Person controlling the Partnership, Holdings or Supermarkets or any of their affiliates within the meaning of either Section 15 of the Securi-ties Act or Section 20 of the Exchange Act and any partner of any of them from and against any loss, claim, liability, cost, expense or damage (including, without limitation, reasonable counsel fees and disbursements and court costs), judgments, fines, settlements and other amounts accruing from or resulting by reason of (i) the breach of any of the representations or warranties made by such Partnership Investor in Article IV of this Agreement or in any certificate furnished by the Partnership Investor pursuant to this Agreement (or the certification in lieu of a certificate as provided in Section 7.1(b)) or (ii) the breach or failure of the Partnership Investor duly to perform or observe any covenant or agreement on the part of the Partnership Investor to be performed or observed.

                                        (e)  If a person entitled to indemnity
hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to
Section 8.1(b), (c) or (d), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

                 Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of such failure or delay. An Indemnifying Party shall not be liable to any Indemnified Party (a) in respect of any loss, claim, damage, liability or expense to an Indemnified Party to the extent the same is determined, in a final judgment by a court having jurisdiction, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party or (b) for any settlement effected by such Indemnified Party without the written consent of such Indemnifying Party, which consent shall not be unreasonably withheld.

                                        (f)  In the event of the assertion
against any Indemnified Party of a claim or the commencement of any action or proceeding for which indemnity is sought under this Section 8.1, each Indemnifying Party shall be entitled to participate in such action or proceeding and in the investigation of such claim, and, after written notice from such Indemnifying Party to such Indemnified Party, to assume the investigation or defense of such claim, action or proceeding with counsel of the Indemnifying Party's choice at the Indemnifying Party's expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Indemnifying Parties may retain one firm of counsel to represent all Indemnified Parties (other than Yucaipa or Indemnified Parties that are affiliates of Yucaipa) in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one such Indemnified Party, and in the written opinion of counsel to an Indemnified Party there may be one or more legal defenses available to it which are in conflict with those available to any other such Indemnified Party, then such Indemnified Party may employ separate counsel reasonably satisfactory to the Indemnifying Parties, to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Parties shall pay the reasonable fees and disbursement of such counsel. Notwithstanding an Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Parties shall have the right to employ separate counsel selected by the Indemnified Parties (or, if the Indemnified Parties are the Partnership Investors, by the holders of a Majority in Partnership Interests of the Indemnified Parties) and to participate in the defense or investigation of such claim, action or proceeding, and the Indemnifying Parties shall bear the expense of such separate counsel, if (i) in the written opinion of counsel to the Indemnified Parties use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Parties (or, if the Indemnified Parties are the Partnership Investors, by the holders of a majority in Partnership Interests of the Indemnified Parties) to represent the Indemnified Parties within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding or (iii) if an Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense.

                                        (g)  If for any reason (other than the
gross negligence or willful misconduct of an Indemnified Party referred to above) the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs (b), (c), (d) or (e), then the Indemnifying Parties shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Parties and their affiliates, on the one hand, and the Indemnified Parties, on the other hand, and also the relative fault of the Indemnifying Parties and their affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations.

                                SECTION 8.2.  Notices.  All notices, demands,
requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

                 To the Partnership:

                          To the addresses specified in the Partnership
Agreement

                 To Holdings or Supermarkets:

                          c/o 10000 Santa Monica Boulevard
                          Fifth Floor
                          Los Angeles, California  90067
                          Attn:  Mark A. Resnik, Esq.
                          Fax:   (310) 789-7201

                 with a copy (which shall not constitute notice) to:

                          Latham & Watkins
                          633 West Fifth Street
                          Suite 4000
                          Los Angeles, California  90071
                          Attn:  Thomas C. Sadler, Esq.
                          Fax:   (213) 891-8763

                 To the Partnership Investors:

                 To the address specified on Exhibit A hereto.

                                SECTION 8.3.  GOVERNING LAW.  THIS AGREEMENT
SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PROVISIONS THEREOF.

                                SECTION 8.4.  Termination.

                          (a)  This Agreement may be terminated, and except as
set forth below shall be of no further force or effect, (i) in the event one or more Partnership Investors fails to perform its obligation to purchase the Partnership Interests as provided for herein (the "Nonperforming Purchaser"), by the Partnership, Holdings, Supermarkets or one or more Partnership Investors who are not Nonperforming Purchasers if the Closing shall not have occurred on the Acquisition Closing Date unless the Partnership, Holdings and Supermarkets shall have received a Substitute Purchaser Undertaking or (ii) if the Closing shall not have occurred on or prior to June 30, 1995, by either the Partnership, Holdings and Supermarkets, on the one hand, or any Partnership Investor, on the other hand, at any time after June 30, 1995. Termination pursuant to the foregoing clauses (i) or (ii) notwithstanding, Sections 5.7, 8.10 and 8.11 hereof shall remain in effect.

                          (b)  In the event one or more Partnership Investors
becomes a Nonperforming Purchaser, the remaining Partnership Investor or Partnership Investors (the "Performing Purchasers") shall have the right, exercisable as provided below, to purchase the Partnership Interests to have been purchased by the Nonperforming Purchaser on the same terms and conditions provided for herein (in ratable percentages, if there are two or more Performing Purchasers each of whom so elects), unless the Nonperforming Purchaser shall have theretofore performed its obligations hereunder and purchased its Partnership Interests. Such right shall be irrevocably exercised by each Performing Purchaser who elects to do so at the Closing by delivery of a written notice (a "Substitute Purchaser Undertaking") to such effect to the Partnership, Holdings and Supermarkets, which notice shall constitute the binding obligation of such Performing Purchaser.

                                SECTION 8.5.  Entire Agreement.  This Agreement
and the Partnership Documents (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof other than the provisions set forth in Sections 4 and 8 of the Partnership Commitment Letter which remain in full force and effect.

                                SECTION 8.6.  Modifications and Amendments.  No
amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

                                SECTION 8.7.  Waivers and Extensions.  Any
party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                                SECTION 8.8.  Titles and Headings.  Titles and
headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

                                SECTION 8.9.  Exhibits.  Each of the exhibits
referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

                                SECTION 8.10.  Expenses; Brokers.  Each of
Holdings and Supermarkets shall pay or cause to be paid, whether or not the Closing occurs hereunder, all reasonable out-of-pocket fees and expenses incurred by the Partnership Investors and their affiliates (including, but not limited to, reasonable fees and expenses of counsel) in connection with the commitment to provide the financing hereunder, the Acquisition and all matters related thereto provided, that the fees and expenses reimbursable to the Edward
J. DeBartolo Corporation, Camdev Properties, Inc., Bank of Montreal, Banque Paribas and Federated Department Stores, Inc. and their respective affiliates shall be limited to those fees and expenses incurred in connection with the commitment to provide the financing hereunder, and shall not include other fees and expenses incurred in connection with the Acquisition. Each of the parties represents to the others that, except as otherwise disclosed in any Acquisition Document, neither it nor any of its affiliates has used a broker or other intermediary, other than Yucaipa, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its affiliates.

                                SECTION 8.11.  Press Releases and Public
Announcements. The Partnership Investors shall keep confidential the terms of the Partnership Agreement, and all public announcements or disclosures relating to the transactions contemplated by the Partnership Commitment Letter, the Partnership Agreement or this Agreement shall be made only if mutually agreed upon by Holdings and the Partnership Investors except to the extent such disclosure is, (i) in the opinion of counsel, required by law; provided that any such required disclosure shall only be made, to the extent consistent with law, after consultation with the Partnership Investors, (ii) made to lenders or investors subject to confidentiality agreements or (iii) made with the consent of the holders of a majority of the Class A Partnership Interests and the holders of a majority of Class B Partnership Interests as set forth on Exhibit A hereto.

                                SECTION 8.12.  Assignment; No Third Party
Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Partnership, Holdings or Supermarkets, on the one hand, or the Partnership Investors, on the other hand, without the prior written consent of the other;

provided, that each Partnership Investor may assign or delegate its rights, duties and obligations hereunder to a Permitted Transferee. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in this Section 8.12.

                                SECTION 8.13.  Severability.  This Agreement
shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                                SECTION 8.14.  Counterparts.  This Agreement
may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                SECTION 8.15.  Further Assurances.  Each party
hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Partnership, such acts, instruments and documents as may be necessary or desirable to convey and transfer to each of the Partnership Investors the Partnership Interests to be purchased by it hereunder.

                                SECTION 8.16.  Remedies Cumulative.  The
remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto, except as provided in Section 8.1.

                                SECTION 8.17.  Several Liability of the
Partnership Investors. Nothing in this Agreement shall be construed to impose on any Partnership Investor any liability for any action or failure to act of any other Partnership Investor.

                                SECTION 8.18.  Counsel.  Each Partnership
Investor confirms that it has been advised by its own counsel with respect to its investment in the Partnership.

                                SECTION 8.19.  No Duty to Other Partnership
Investors. Each Partnership Investor confirms that it has conducted its own due diligence in connection with its investment in Partnership Interests and the other Partnership Investors may therefore have information different from, or additional to, the information possessed by such Partnership Investor. In addition, although certain of the other Partnership Investors (the "Supplying Purchasers") may have shared information received by them (including information contained in third party reports prepared for such other Partnership Investors) with such Partnership Investor, no representation or warranty is being made with respect to such information by any Supplying Purchaser or any such third party. Nothing in this Section 8.19 is meant to limit any duty, obligation or liability the Partnership, Holdings or Supermarkets may have to any Partnership Investor under this Agreement or otherwise.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  RGC PARTNERS, L.P.
                                  a Delaware limited partnership

                                  By:     Yucaipa RGC, L.L.C.
                                  Its:    General Partner



                                       ____________________________________
                                       Name:  Mark A. Resnik
                                       Title:  Authorized Member

                                  FOOD 4 LESS HOLDINGS, INC.,
                                  a Delaware corporation



                                  ____________________________________
                                  Name:  Mark A. Resnik
                                  Title:  Secretary

                                  FOOD 4 LESS SUPERMARKETS, INC.,
                                  a Delaware corporation



                                  ____________________________________
                                  Name:  Mark A. Resnik
                                  Title:  Vice President



                                  YUCAIPA RGC L.L.C.



                                  ____________________________________

                                       Name:  Mark A. Resnik
                                       Title:  Authorized Member


                                       FFL INVESTORS L.L.C.



                                       ____________________________________
                                       Name:
                                       Title:



                                       APOLLO MANAGEMENT, L.P.
                                       on behalf of one or more managed entities

                                       By:     Apollo Management III, Inc.
                                               Its General Partner



                                       ____________________________________
                                       Name:
                                       Title:



                                       THE EDWARD J. DEBARTOLO CORPORATION



                                       ____________________________________
                                       Name:
                                       Title:


                                       CAMDEV PROPERTIES, INC.



                                       ____________________________________
                                       Name:
                                       Title:

                                       BANK OF MONTREAL



                                       ___________________________________
                                       Name:
                                       Title:



                                       BANQUE PARIBAS



                                       ____________________________________
                                       Name:
                                       Title:



                                       FEDERATED DEPARTMENT STORES, INC.



                                       ____________________________________
                                       Name:
                                       Title:



                                       RGC INVESTMENT CO.



                                       ____________________________________
                                       Name:
                                       Title:


                                       BT INVESTMENT PARTNERS, INC.



                                       ____________________________________
                                       Name:
                                       Title:

                                       BT SECURITIES CORPORATION



                                       ____________________________________
                                       Name:
                                       Title:



                                       CS FIRST BOSTON SECURITIES CORP.



                                       ____________________________________
                                       Name:
                                       Title:



                                       DLJ CAPITAL CORPORATION



                                       ____________________________________
                                       Name:
                                       Title:

                                   EXHIBIT A
                       SCHEDULE OF PARTNERSHIP INVESTORS




 GENERAL PARTNERS                           Capital Contribution       Percentage Interest in
 ----------------                           --------------------       ----------------------
                                                                       Partnership
                                                                       -----------
 Yucaipa RGC L.L.C.                         $1,000,000 initial
 10000 Santa Monica Boulevard               accreted value of                          1%
 Fifth Floor                                Debentures
 Los Angeles, California 90067

 FFL Investors L.L.C.                       $1,000,000 cash
 c/o Soros Fund Management                                                             1%
 888 Seventh Avenue
 New York, New York 10016

 CLASS A LIMITED PARTNERS
 ------------------------
 Yucaipa RGC L.L.C.                         $9,000,000 initial                         9%
 10000 Santa Monica Boulevard               accreted value of
 Fifth Floor                                Debentures
 Los Angeles, California 90067

 FFL Investors L.L.C.                       $39,000,000 cash                          39%
 c/o Soros Fund Management
 888 Seventh Avenue
 New York, New York 10016

 BT Investment Partners, Inc.               $5,000,000 cash                            5%
 One Bankers Trust Plaza
 130 Liberty Street
 New York, New York 10006

 CS First Boston Securities                 $2,500,000 cash                           2.5%
  Corporation
 Park Avenue Plaza
 55 East 52nd Street
 New York, New York 10055

 DLJ Capital Corporation                    $2,500,000 cash                           2.5%
 2121 Avenue of the Stars
 Suite 3000
 Los Angeles, California 90067

 CLASS B LIMITED PARTNERS                   Capital Contribution             Percentage Interest in
 ------------------------                   --------------------             ----------------------
                                                                                  Partnership
                                                                                  -----------
 The Edward J. DeBartolo                    $4,000,000 cash plus
                                                            ----
 Corporation                                $11,164,000 initial                     15.164%
 7620 Market Street                         accreted value of
 Youngstown, Ohio 44513                     Debentures


 Camdev Properties, Inc.                    $2,369,000 initial
 40 King Street West, Suite 2700            accreted value of                        2.369%
 Toronto, Ontario M5H 3Y2                   Debentures


 Bank of Montreal                           $1,874,000 initial
 700 Louisiana, Suite 4400                  accreted value of                        1.874%
 Houston, Texas 77002                       Debentures


 Banque Paribas                             $1,874,000 initial
 The Equitable Tower                        accreted value of                        1.874%
 787 Seventh Avenue, 32nd Floor             Debentures
 New York, New York 10019


 Federated Department Stores, Inc.          $1,219,000 initial
 7 West Seventh Street                      accreted value of                        1.219%
 Cincinnati, Ohio 45202                     Debentures


 Yucaipa RGC L.L.C.                         $7,500,000 initial
 10000 Santa Monica Boulevard               accreted value of                         7.5%
 Fifth Floor                                Debentures
 Los Angeles, California 90067


 BT Securities Corporation                  $2,500,000 initial
 One Bankers Trust Plaza                    accreted value of                         2.5%
 130 Liberty Street                         Debentures
 New York, New York 10006


 Apollo Management, L.P.                    $2,500,000 initial
 1999 Avenue of the Stars                   accreted value of                         2.5%
 Suite 1900                                 Debentures
 Los Angeles, California 90067

 RGC Investment Co.                         $5,000,000 cash
 10000 Santa Monica Boulevard                                                         5.0%
 Fifth Floor
 Los Angeles, California 90067

                                  EXHIBIT C





- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                         REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF JUNE __, 1995

                                  BY AND AMONG

                           FOOD 4 LESS HOLDINGS, INC.

                         FOOD 4 LESS SUPERMARKETS, INC.

                                      AND

                        THE HOLDER OF THE 13-5/8% SENIOR
                          DISCOUNT DEBENTURES DUE 2005
                         OF FOOD 4 LESS HOLDINGS, INC.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                            Page
                 1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                 2.       Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                 3.       Shelf Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                 4.       Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                 5.       Hold-Back Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                 6.       Representations and Warranties of the
                          Partnership, the Company and F4L Supermarkets . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                 7.       Registration Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                 8.       Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                 9.       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                 10.      Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                 11.      Participation in Underwritten Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                 12.      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                 This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of June __, 1995, by and among Food 4 Less Holdings, Inc., a Delaware corporation (the "Company"), Food 4 Less Supermarkets, Inc., a Delaware corporation ("F4L Supermarkets") and RGC Partners, L.P., a Delaware limited partnership (the "Partnership").

                 This Agreement is made pursuant to the Subscription Agreement, dated as of May __, 1995 (the "Subscription Agreement"), by and among the Company, F4L Supermarkets, the Partnership and the Partnership Investors listed on Exhibit A thereto. In order to induce the Partnership to enter into the Subscription Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Subscription Agreement. Concurrently with the closing under the Subscription Agreement, F4L Supermarkets will merge into Ralphs Supermarkets, Inc., which will assume all of the liabilities of F4L Supermarkets, including the liabilities of F4L Supermarkets hereunder.

                 The parties hereby agree as follows:

                 1.       Definitions.

                 Capitalized terms used herein without definition shall have the meanings set forth in the Subscription Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Advice:  As defined in the last paragraph of Section 7 hereof.

                 Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or Los Angeles, California are not required to be open (a "Legal Holiday"). If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                 Closing Date: The date of closing under the Subscription Agreement.

                 Company:  As defined in the preamble hereto.

                 Debentures: The 13-5/8% Senior Discount Debentures due 2005 being issued pursuant to the Indenture and sold pursuant to the Subscription Agreement in an aggregate principal amount at maturity of $193,295,080, as the Debentures may be amended or supplemented from time to time in accordance with the terms of the Indenture, and any debt securities issued in exchange or substitution for the Debentures.

                 Effectiveness Period:  As defined in Section 3(a).

                 Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

                 F4L Supermarkets:  As defined in the preamble hereto.

                 Holder or holder: Any Person that owns any Registrable Securities.

                 Indenture: The Indenture dated as of June __, 1995 between the Company and United States Trust Company of New York, as trustee, pursuant to which the Debentures are being issued, as the same may be amended from time to time in accordance with the terms thereof.

                 Initial Shelf Registration Statement: As defined in Section 3(a) hereof.

                 Lender:  As defined in Section 12(e).

                 Liquidated Damages Amount Due:  As defined in Section 4(b).

                 NASD:  National Association of Securities Dealers, Inc.

                 90-Day Periods:  As defined in Section 5(c).

                 Partnership:  As defined in the preamble hereto.

                 Partnership Investor:  As defined in the Subscription
Agreement.

                 Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Prospectus: The prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                 Registrable Securities: All Debentures originally issued or contributed to the Partnership pursuant to the Subscription Agreement; provided that a Debenture ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

                 Registration Default:  As defined in Section 4(a) hereof.

                 Registration Expenses:  As defined in Section 8 hereof.

                 SEC:  The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended from time to time.

                 Shelf Registration Statement: The Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement, including the Prospectus, amendments and supplements to any such Shelf Registration Statement, any post-effective amendments, all exhibits and all material incorporated by reference in any such Shelf Registration Statement.

                 Subscription Agreement:  As defined in the preamble hereto.

                 Subsequent Shelf Registration Statement:  As defined in
Section 3(b).

                 Transfer Restricted Securities: The Debentures until distributed to the public pursuant to an effective registration statement or distributed to the public pursuant to Rule 144 under the Securities Act; provided that a security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

                 underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 2.       Legends.

                 Upon original issuance thereof, and until such time as the same is no longer a Transfer Restricted Security, each certificate evidencing the Debentures (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES

         ACT"), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER OF THIS SECURITY MAY BE REQUIRED TO DELIVER TO THE COMPANY, IF THE COMPANY SO REQUESTS, A WRITTEN OPINION OF COUNSEL THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER."

                 If the Partnership or any other Holder desires to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Debentures (other than pursuant to an effective registration statement under the Securities Act), the Partnership or such other Holder shall deliver to the Company, if the Company so requests, a written opinion of counsel (who may be in-house or special counsel), reasonably satisfactory in form and substance to the Company, that an exemption from the registration requirements of the Securities Act is available.

                 3.       Shelf Registration.

                 (a) Initial Shelf Registration Statement. The Company has filed a "shelf" registration statement on Form S-1 (No. 33- _____) pursuant to Rule 415 under the Securities Act (the "Initial Shelf Registration Statement") relating to the resale by the Partnership of all the Transfer Restricted Securities. The Initial Shelf Registration Statement was declared effective by the SEC on _________, 1995 and the Indenture has been qualified under the Trust Indenture Act. The Company agrees to use its best efforts to keep the Initial Shelf Registration Statement continuously effective for a period of three years following the Closing Date, as such period may be extended pursuant to the terms of this Agreement or such shorter period (in either case, the "Effectiveness Period") which will terminate (i) when all the Registrable Securities covered by the Initial Shelf Registration Statement have been sold pursuant thereto; or (ii) when a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act and all of the Registrable Securities have been sold pursuant thereto.

                 (b) Subsequent Shelf Registration Statement. If the Initial Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than at the request of the Company or because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause it to be declared effective as soon as practicable after such filing and to keep it continuously effective for a period equal to the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously effective.

                 (c) Supplements and Amendments. The Company shall supplement and amend any Initial or Subsequent Shelf Registration Statement if required by the policies, rules, regulations or instructions applicable to the registration form used by the Company, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Shelf Registration Statement or by any underwriter of such Registrable Securities. The Company shall provide a copy of all such supplements and amendments to each Holder, to the Partnership and to each Partnership Investor.

                 4.       Liquidated Damages.

                 (a) Each of the Company and the Partnership acknowledge that the Holders of Registrable Securities will suffer damages if the effectiveness of the Shelf Registration Statement is not maintained during the Effectiveness Period. Accordingly, if (i) prior to the end of the Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Shelf Registration Statement or the Shelf Registration Statement shall cease to be effective or (ii) the Company notifies or is required to notify the selling Holders of Registrable Securities pursuant to
Section 7(b)(6) (provided that there shall be excluded for purposes of this clause (a)(ii): a notice under Section 7(b)(6) if (A) the Company has delivered a supplemented or amended Prospectus contemplated by Section 7(k) hereof or an Advice within ten Business Days after receipt of such notice or after such requirement arises or (B) such notice under Section 7(b)(6) relates solely to a transaction of the type described in Section 5(c) hereof) (any of the events described in the foregoing clauses (i) or (ii) being referred to herein as a "Registration Default"), then the Company hereby agrees to pay liquidated damages to each Holder of Registrable Securities with respect to the first 30 Business Days immediately following the occurrence of such Registration Default, in an amount equal to $50 per Business Day per $1,000,000 principal amount of Registrable Securities held by such Holder for each Business Day or portion thereof that the Registration Default continues. The amount of the liquidated damages thereafter shall increase to $75 per Business Day per $1,000,000 principal amount of Registrable Securities until the cumulative number of Business Days elapsed following such Registration Default is equal to 60, and the amount of liquidated damages thereafter shall increase to $100 per Business Day per $1,000,000 principal amount of Registrable Securities; provided, however, that such liquidated damages will cease to accrue on the date on which (A) the applicable Shelf Registration Statement is no longer subject to an order suspending the effectiveness thereof or a new Subsequent Shelf Registration Statement is declared effective, with respect to liquidated damages for the failure to remain effective or (B) a notice issued, or required to be issued, pursuant to Section 7(b)(6) is no longer effective or required to be effective with respect to liquidated damages payable pursuant to clause (ii) above.

                 (b) The Company shall notify the Indenture trustee within five Business Days after any Registration Default. The Company shall pay the liquidated damages amount due on the Registrable Securities (the "Liquidated Damages Amount Due") to the Partnership and any other Holder of Registrable Securities, in sums sufficient to pay the Liquidated Damages Amount Due with respect to the amount of Registrable Securities, if any, then held by the Partnership and each such other Holder. The Liquidated Damages Amount Due shall be payable on or prior to the fifth day of each calendar month with respect to the preceding calendar month or that portion of the preceding calendar month during which a Registration Default was in existence and remained uncured, to the Persons who were registered Holders of Registrable Securities at the close of business on the last day of the preceding calendar month, by federal funds check mailed to such Holders' registered address or by wire transfer of immediately available funds. Each obligation to pay liquidated damages shall be deemed to accrue on the date of the Registration Default. The parties hereto agree that the liquidated damages provided for in this Section 4 constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of a Shelf Registration Statement to remain effective in accordance with this
Section 4.

                 All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive (although such obligations shall not continue to accrue) until such time as all such obligations with respect to such security shall have been satisfied in full.

                 5.       Hold-Back Agreements.

                 (a) Each Holder of Registrable Securities whose Registrable Securities are covered by the Shelf Registration Statement agrees not to (i) effect any public sale or distribution of the Debentures pursuant to the Shelf Registration Statement or (ii) otherwise conduct marketing activities with respect to the Debentures which marketing activities would impair or interfere with the Company's or F4L Supermarkets' marketing activities with respect to debt securities comprising any portion of the Financing, in either case during the period commencing on the Acquisition Closing Date and ending on the 60th day following the Acquisition Closing Date.

                 (b) Each Holder whose Transfer Restricted Securities are covered by a Shelf Registration Statement agrees, if requested by the managing underwriters in an underwritten offering of at least $50,000,000 accreted value of Debentures, not to effect any public sale or distribution of the Debentures or any other securities of any issue being registered or a similar security or any securities convertible or exchangeable or exercisable for such securities including a sale pursuant to Rule 144 or Rule 144A (except as part of such underwritten registration), during the 10-day period prior to, and ending 30 days after, the closing date of each underwritten offering made pursuant to such Shelf Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters.

                 (c) Each Holder agrees, upon a request of the Company made after June 30, 1996 (which date shall be extended by each Business Day for which liquidated damages are payable pursuant to Section 4 hereof) in writing and delivered with at least five days' prior notice, not to effect any public sale or distribution of the Debentures or otherwise conduct marketing activities with respect to the Debentures for a period not to exceed 90 days (the "90-Day Period") if the Company or any subsidiary of the Company proposes to make a securities offering, material acquisition or engage in any other material corporate transaction not in the ordinary course of business, if the Board of Directors of the Company determines in good faith as evidenced by a resolution of the Board of Directors that the continuation of public sales or a distribution or other marketing activities would adversely affect the Company's ability to complete such other transactions. Holders will be subject to the requirements of this subparagraph only during the period commencing on June 30, 1996 (as so extended, if applicable) and ending on the last day of the Effectiveness Period, provided, however, that the Company shall not be permitted to designate more than one such 90-Day Period and the Effectiveness Period will be extended by such number of days equal to the number of days the Holders were subject to the requirements of this subparagraph.

                 (d) Subject to the Company's prior request to Holders pursuant to Section 5(c), the Company agrees, unless otherwise consented to by all general partners of the Partnership, or Holders of a majority in principal amount of Registrable Securities (if other than the Partnership), not to effect any public sale or distribution of securities, for its own account or for the account of any securityholder, of any of the issue being registered or a similar security issued by the Company or any Subsidiary, or any securities convertible or exchangeable or exercisable for such securities (other than (i) the Company's 13-5/8% Senior Subordinated Pay-In-Kind Debentures due 2007 (the "PIK Debentures") sold for the account of (A) any holder thereof on or after the 90th day following the Closing Date, pursuant to the terms of that certain Registration Rights Agreement dated the Closing Date among the Company, F4L Supermarkets and such holders, or (B) The Yucaipa Companies, or its affiliate or designee, or The Edward J. DeBartolo Corporation, pursuant to the terms of that certain Senior Subordinated Pay- In-Kind Debenture Put Agreement dated the Closing Date, provided that the aggregate principal amount of PIK Debentures sold under this clause (B) shall not exceed $10,000,000, and that any such sale will be substantially contemporaneous with the closing under the Subscription Agreement, and (ii) bank borrowings, obligations of the Company with respect to trade debt and other debt incurred by the Company in the ordinary course of business), during the Effectiveness Period (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such Forms).

                 6. Representations and Warranties of the Partnership, the Company and F4L Supermarkets.

                 (a) The Partnership hereby represents and warrants to the Company and F4L Supermarkets as follows:

                          (i) The Partnership is duly formed, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, the performance of the Partnership's obligations hereunder, and the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Partnership. This Agreement has been duly executed and delivered by the Partnership, and, assuming the due execution hereof by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law); and

                          (ii) The Partnership is purchasing the Debentures for its own account (or on behalf of managed accounts that are purchasing for their own accounts), and with no intention or agreement or understanding with any Person to distribute or resell said Debentures or any part thereof or to participate in any such distribution or resale in any transaction that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Debentures pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and other applicable state securities laws and subject, nevertheless, to the disposition of Debentures being at all times within the Partnership's control.

                 (b) Each of the Company and F4L Supermarkets hereby represents and warrants to the Partnership as follows:

                          (i) Each of the Company and F4L Supermarkets is duly incorporated, validly existing and in good standing under the laws of its state of incorporation. The execution and delivery of this Agreement, the performance of the Company's or F4L Supermarkets' obligations hereunder and the transactions contemplated hereby have been duly authorized by the board of directors of each of the Company and F4L Supermarkets. This Agreement has been duly executed and delivered by each of the Company and F4L Supermarkets, and, assuming the due execution hereof by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of each of the Company and F4L Supermarkets, enforceable against the Company and F4L Supermarkets in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in equity or at law).

                 7.       Registration Procedures.

                 In connection with the Company's Shelf Registration Statement obligations pursuant to Section 4 hereof, the Company will use its best efforts to effect such registration to permit the sale of Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto and in connection therewith the Company will:

                 (a) prepare and file with the SEC such post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus; and amend or supplement the Shelf Registration Statement as necessary to reflect any changes in such intended methods of distribution as to which the sellers from time to time may notify the Company;

                 (b) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly (but in any event within five Business Days), and (if requested by any such Person) confirm such advice in writing, (1) when any Prospectus supplement or post-effective amendment has been filed, and, with respect to any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement contemplated by paragraph (o) below cease to be true and correct in all material respects, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event (or the passage of time) which makes any statement made in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference so that, in the case of such Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that in either case such Shelf Registration Statement or Prospectus complies with all applicable requirements of the Securities Act;

                 (c) use its best efforts to obtain the withdrawal of any order suspending the effectiveness or the qualification or exemption from qualification of the Shelf Registration Statement or the Registrable Securities at the earliest possible moment;

                 (d) at least three Business Days prior to the filing of the same with the SEC, furnish to each underwriter, if any, each Partnership Investor and each of the selling Holders who beneficially own more than five percent (in principal amount) of the outstanding Debentures, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including, upon request, all documents incorporated by reference into such Shelf Registration Statement), other than any amendment or supplement which differs from the Shelf Registration Statement or Prospectus amended or supplemented thereby only in that it contains additions to, or changes in, the listing of Holders of Transfer Restricted Securities which are selling securities thereunder, or contains updated financial statements and related information (provided that copies of such amended or supplemented Shelf Registration Statement or Prospectus shall be furnished to such selling Holders of more than five percent (in principal amount) of the outstanding Debentures), which documents will be subject to the review and comment of such Holders, Partnership Investors and underwriter, if any, and make the Company's and F4L's representatives available for discussion of such documents and other customary due diligence matters; and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Partnership Investors, the Holders of a majority in principal amount of the Registrable Securities or the underwriter, if any, shall reasonably object within two Business Days after the receipt thereof, except for such amendments or supplements which counsel for the Company shall advise are required to be filed to comply with applicable law. The objection of the Partnership Investors, the selling Holders or underwriter, if any, shall be deemed reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Securities Act. Notwithstanding anything to the contrary contained herein, no Registration Default shall be deemed to have occurred under Section 4(a)(ii) hereof if the Company has complied or been prepared to comply with all deadlines set forth therein, but has been prevented from filing any amendment or supplement solely because of a good faith disagreement between the Company and the Partnership Investors, the Holders of a majority in principal amount of the Registrable Securities or the underwriter, if any, under this subsection (d) regarding the existence of a material misstatement or omission or failure to comply with the Securities Act;

                 (e) if requested by the managing underwriter or underwriters or the holders of a majority in aggregate principal amount of Registrable Securities being sold, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or such holders request should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters or otherwise, the purchase price being paid therefor by such underwriters or other persons and with respect to any other terms of the underwritten (or non-underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after receiving notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any actions under this Section 7(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

                 (f) furnish to each Partnership Investor and each selling holder of Registrable Securities who so requests, and each managing underwriter, if any, without charge, one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and shall furnish only to the counsel of such Persons, without change, one copy of all documents incorporated therein by reference and all exhibits;

                 (g) deliver to each Partnership Investor, each selling holder of Registrable Securities and the underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and, subject to the penultimate paragraph of this Section 7, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each Partnership Investor, each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                 (h) prior to any public offering of Registrable Securities, to use its best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling holder or managing underwriter reasonably requests in writing and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                 (i) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the selling holders or managing underwriters may request at least two business days prior to any sale of Registrable Securities;

                 (j) use its best efforts to cause the Registrable Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Shelf Registration Statement and the granting of such approvals;

                 (k) upon the occurrence of any event contemplated by paragraph (b)(6) above, as promptly as practicable prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and otherwise will comply with all applicable requirements under the Securities Act;

                 (l) cause all Registrable Securities covered by the Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                 (m) cause the Registrable Securities covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the holders of a majority in aggregate principal amount of such Registrable Securities or the managing underwriters, if any;

                 (n) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for all Registrable Securities and provide the Indenture trustee with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company;

                 (o) in connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement with one or more underwriters designated in accordance with Section 11 hereof, such agreement to be of form, scope and substance as is customary in underwritten offerings, and take all such other actions as are reasonably requested by the managing underwriter in order to expedite or facilitate the disposition of such Registrable Securities and in such connection (1) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings with respect to the business of the Company and the Shelf Registration Statement; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters); (3) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 9 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the managing underwriters to evidence compliance with clause (h) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement (subject to the Holders' agreement that the Company not be required to assist in more than two such underwritings), as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (o)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing. Additionally, the opinions and "comfort" letters referred to in clauses (2) and (3) above shall from time to time be obtained and delivered to the Holders in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement, whether or not such sales are underwritten, upon the reasonable request of the managing general partner of the Partnership, or the Holders of a majority in principal amount of Registrable Securities (if other than the Partnership), and in any event shall be obtained and delivered upon cessation or waiver of the holdback period referred to in Section 5(a), and shall be updated (i) in quarterly intervals thereafter or more frequently as may be necessary in connection with any sale of Registrable Securities having an accreted value of $20,000,000 or more, (ii) upon any change in the managing general partner of the Partnership, and (iii) as necessary in connection with any amendment or supplement to the Shelf Registration Statement, provided that any such "comfort" letters shall be required to be obtained, delivered or updated only to the extent permitted by, and in accordance with, applicable requirements of the American Institute of Certified Public Accountants;

                 (p) make available for inspection by a representative of the holders of the Registrable Securities being sold (such representative to be selected by the holders of a majority in principal amount of the Registrable Securities being sold), any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such representative or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Shelf Registration Statement; provided that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or such information has otherwise become public, and without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

                 (q) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (2) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods;

                 (r) cooperate with the trustee under the Indenture and the holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to continue to be qualified in accordance with the terms of the Trust Indenture Act and execute, and use its best efforts to cause the trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to continue to be so qualified in a timely manner;

                 (s) make its appropriate representatives of management available, upon the reasonable request of the Holders of a majority of the Registrable Securities, but in no event upon less than 30 days' notice (or 15 days' notice if at least 30 days' notice of a possible need to make management available shall have been given), for a period not to exceed five days for a road show in connection with the placement or underwritten offering of the Registrable Securities; the Company will also make representatives of management available for conference calls in connection with any underwritten or non-underwritten public offering upon reasonable advance notice; and

                 (t) use its best efforts to assist the Partnership in the resale of the Debentures, including in addition to all of the foregoing, taking such other actions as may in the reasonable opinion of the managing underwriter, if any, or the managing general partner of the Partnership, be necessary or appropriate to facilitate the resale of the Debentures.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                 Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 7(b)(3), 7(b)(5) or 7(b)(6) hereof, such holder will forthwith discontinue disposition of Registrable Securities pursuant to such Shelf Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 7(k) hereof or the Advice.

                 8.       Registration Expenses.

                 (a) All expenses incident to the Company's and F4L Supermarkets' performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority in aggregate principal amount of the Registrable Securities being sold may designate), printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and for the sellers of the Registrable Securities (subject to the provisions of Section 8(b) hereof) and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (including underwriting or brokers' or dealers' discounts, commissions or mark-ups (or the equivalent); provided that such discounts, commissions or mark-ups will be reimbursed only to the extent that the aggregate net proceeds of resale are less than the accreted value of the Debentures being resold by or through such underwriter, broker or dealer), legal expenses of any Person other than the Company and the Holders, securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company, regardless of whether the Shelf Registration Statement becomes effective. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

                 (b) In connection with the Shelf Registration Statement hereunder, the Company will reimburse the holders of Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one firm of counsel for all holders of Registrable Securities chosen by the holders of a majority in principal amount of such Registrable Securities or, if the holder of a majority in principal amount of such Registrable Securities is the

Partnership, by the holders of a majority of Partnership interests (excluding interests held by affiliates of The Yucaipa Companies).

                 9.       Indemnification.

                 (a)      Indemnification by Company and F4L Supermarkets.
Each of the Company and F4L Supermarkets agrees to, jointly and severally, indemnify and hold harmless, to the full extent permitted by law, each Partnership Investor, each Holder of Registrable Securities and each Person who controls each such Partnership Investor or Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), any underwriters participating in the distribution, and the affiliates of each such Person and their respective partners, members, representatives, agents, officers, directors and employees, against all losses, claims, damages, liabilities and reasonable expenses (including reasonable attorneys' fees (and, any other expenses reasonably incurred by any underwriter or any such controlling person in connection with defending or investigating any action or claim)) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon information furnished in writing to the Company or F4L Supermarkets by such indemnified party or the related Holder of Registrable Securities expressly for use therein; provided, however, that neither the Company nor F4L Supermarkets shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary Prospectus if (a) such indemnified party or the related Holder of Registrable Securities failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting such loss, claim, damage, liability or expense and (b) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission; and provided, further, that neither the Company nor F4L Supermarkets shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (a) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus delivered to the indemnified party prior to the sale of Registrable Securities and (b) such indemnified party or the related Holder of Registrable Securities thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expense; and provided further, that neither the Company nor F4L Supermarkets shall be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (a) such untrue statement or alleged untrue statement, omission or alleged omission is contained in a Prospectus or an amendment or supplement thereto which is the subject of a notice delivered by the Company pursuant to, and in accordance with, Sections 7(b)(3), 7(b)(5) or 7(b)(6), and
(b) to the extent that such losses arise out of a misstatement or omission in the Prospectus resulting from the breach by such indemnified party or the related Holder of Registrable Securities of the obligations of such indemnified party or the related Holder of Registrable Securities contained in the penultimate paragraph of Section 7.

                 (b) Indemnification by Holder of Registrable Securities. In connection with each Shelf Registration Statement in which a Holder of Registrable Securities is participating, an authorized officer of such Holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Shelf Registration Statement or Prospectus and each such Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), any underwriters participating in the distribution, and the affiliates of each such Person and their respective partners, members, directors, officers and employees, against all losses, claims, damages, liabilities and reasonable expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Shelf Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for use in such Shelf Registration Statement or Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Shelf Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                 (d) Contribution. If the indemnification provided for in this Section 9 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any losses in respect of which this
Section 9 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 9(a) or 9(b) was available to such party.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 9(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (e) The indemnity, contribution and expense reimbursement obligations under this Section 9 shall be in addition to any liability each indemnifying party may otherwise have; provided that any payment made by the Company or F4L Supermarkets which results in the indemnified party receiving from any source(s) indemnification, contribution or reimbursement for an amount in excess of the actual loss, liability or expense incurred by such indemnified party, shall be refunded to the Company or F4L Supermarkets, as the case may be, by the indemnified party receiving such excess payment.

                 10.      Rule 144.

                 The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (as if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act whether or not it is so subject) and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                 11.      Participation in Underwritten Registrations.

                 If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Partnership or by the Holders (if other than the Partnership) of a majority in aggregate principal amount of such Registrable Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

                 In the event any Holder proposes to sell Registrable Securities covered by the Shelf Registration Statement in an underwritten offering, it will so notify the Company and provide the Company with the information to be included in the notice to be given by the Company hereinafter set forth. Promptly (and in any event within two (2) Business Days) after receipt of such notice, the Company will give written notice to each other Holder of Registrable Securities of (i) the name of the proposing Holder, (ii) the principal amount of Registrable

Securities proposed to be sold by such proposing Holder, and (iii) the right of each other Holder to elect to have all or a portion of the Registrable Securities owned by such Holder included in such underwritten offering by notifying the Company and the proposing Holder of such election (and specifying the principal amount of Registrable Securities to be so included) within ten
(10) Business Days after receipt of such notice from the Company. A Holder making such an election on a timely basis shall be entitled to have the aggregate principal amount of Registrable Securities specified in such election included in the underwritten offering; provided, however, that, if the managing underwriter advises the participating Holders in writing that marketing factors require a limitation of the principal amount of Registrable Securities to be underwritten, the amount of Registrable Securities that may be included in the underwriting shall be so limited and shall be allocated among the participating Holders pro rata in accordance with the aggregate principal amount of Registrable Securities proposed to be included in the underwritten offering by the participating Holders.

                 No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 11 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                 12.      Miscellaneous.

                 (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and F4L Supermarkets agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable

Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its debt securities granting any registration rights to any Person, except as may be disclosed in the Shelf Registration Statement filed prior to the date hereof. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any such agreements. The Company has not entered into, and will not enter into, any agreement with respect to any of its securities that will grant to any Person any piggyback or similar registration rights with respect to any Shelf Registration Statement.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the principal amount of the outstanding Registrable Securities.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                 (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 12(d), which address initially is, with respect to the Partnership, RGC Partners, L.P., c/o Yucaipa RGC L.L.C., 10000 Santa Monica Boulevard, Fifth Floor, Los Angeles, California 90067, with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Thomas C. Sadler, Esq., provided that if the Partnership is still a Holder of Debentures on the 180th day following the date the Debentures are issued under the Indenture, the Partnership address will be RGC Investors, L.P., c/o FFL Investors L.L.C., Soros Fund Management, 888 Seventh Avenue, New York, New York 10016, with a copy to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 65 East 55th Street, 33rd Floor, New York, New York 10022, Attention: Ed Sopher, Esq.

                 (ii) if to the Company, initially at its address set forth in the Subscription Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
         Section 12(d), with a copy to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071, Attention: Thomas C. Sadler, Esq.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the trustee under the Indenture at the address specified in the Indenture.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Joint and Several Obligations. F4L Supermarkets will have joint and several obligations for all of the obligations of the Company hereunder.

                 (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Debentures. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                 (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                 (m) Securities Held by the Company or Its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       FOOD 4 LESS HOLDINGS, INC.


                                       By: ____________________________________
                                       Title: _________________________________



                                       FOOD 4 LESS SUPERMARKETS, INC.


                                       By: ____________________________________
                                       Title: _________________________________



RGC PARTNERS, L.P.


By: _______________________________________
Title: ____________________________________

                                   EXHIBIT D
                          OPINION OF LATHAM & WATKINS


                 1. The Partnership is duly organized and validly existing as a limited partnership under the laws of the State of Delaware with full partnership power and authority to own its properties and assets and to conduct its business as proposed to be conducted.

                 2. Each of Holdings and Supermarkets has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and assets and to conduct its business as presently being conducted.

                 3. Each of Holdings and Supermarkets is duly qualified to do business and is in good standing as a foreign corporation in the State of California.

                 4. Each of the Partnership, Holdings and Supermarkets has the partnership or corporate power to execute, deliver and perform its obligations under each of the Partnership Documents to which it is a party.

                 5. Each of the Partnership, Holdings and Supermarkets has duly executed and delivered each of the Partnership Documents to which it is a party.

                 6. Each of the Partnership Documents has been duly authorized by all necessary partnership or corporate action of each of the Partnership, Holdings and Supermarkets, as applicable, has been duly executed and delivered by each of the Partnership, Holdings and Supermarkets, as applicable, and constitutes the legal, valid and binding obligation of each of the Partnership, Holdings and Supermarkets, as applicable, enforceable against each of the Partnership, Holdings and Supermarkets, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and subject to other customary exceptions and qualifications.

                 7. The Debentures have been duly and validly authorized by Holdings for issuance. The Debentures, when executed by Holdings and authenticated by the trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Partnership and those Partnership Investors who will acquire Debentures on the Acquisition Closing Date, in accordance with the terms of the Acquisition Documents pursuant to which such Debentures will be issued, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of Holdings entitled to the benefits of the Indenture and enforceable against Holdings in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and subject to other customary exceptions and qualifications.

                 8. Based solely, as to factual matters, upon the representations and warranties of the Partnership Investors contained in Article Four of the Subscription Agreement and on certificates from the Managing General Partner and from an officer of Holdings, and without any independent investigation of the accuracy of such representations, it is not necessary to register the initial sale of the Partnership Interests to you by the Partnership or the initial issuance of the Debentures by Holdings to the Partnership or to the Partnership Investors, as applicable, under the Securities Act of 1933, as amended.

                 9. The execution, delivery and performance by each of the Partnership, Holdings and Supermarkets of each of the Partnership Documents to which it is a party will not (i) conflict with or constitute a breach of or default under (with due notice or passage of time or otherwise) any of the agreements identified to us as material agreements of any such Person by an officer of Holdings or Supermarkets or the Managing General Partner or court orders of any such Person specifically directed to any such Person and identified to us by an officer of Holdings or Supermarkets or the Managing General Partner, or violate any law, statute or regulation applicable to the Partnership, Holdings and Supermarkets, which conflict, breach, default or violation could reasonably be expected to have a Material Adverse Effect, or
(ii) violate any provision of the Partnership Agreement or the Charter or bylaws of Holdings or Supermarkets.

                 10. No consent, authorization or order of, or registration or filing with, any governmental or public authority is required on or prior to the date hereof in connection with the execution, delivery and performance by any of the Partnership, Holdings or Supermarkets of the Partnership Documents to which it is a party, or in connection with the offer, sale and delivery of the Partnership Interests or the Debentures, except (i) for such consents, authorizations, orders, registrations or filings as have been made or secured on or prior to the date hereof or (ii) where the failure to obtain such consents, authorizations, or orders, or to make such registrations or filings, could reasonably be expected to have a Material Adverse Effect.

                 11. To the best of our knowledge, there is no action, suit, proceeding or investigation pending or threatened against or affecting any of the Partnership, Holdings or Supermarkets or any of their respective properties or assets in any court or before any governmental authority or arbitration board or tribunal that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Partnership Documents or the issuance, sale and delivery of the Partnership Interests or the Debentures.

                 12. Annex I hereto contains our opinion with respect to the status of the Partnership for federal income tax purposes.

                         [LATHAM & WATKINS LETTERHEAD]



                                    ANNEX I

                                 June __, 1995



To the Partners of
  RGC Partners, L.P.

                 Re:      RGC Partners, L.P.

Dear Sir:

                 We have acted as counsel to RGC Partners, L.P., a Delaware limited partnership (the "Partnership") in connection with the organization of the Partnership. You have requested our opinion as to whether the Partnership constitutes a partnership, rather than an association or a publicly traded partnership taxable as a corporation, for federal income tax purposes. The facts, representations, and assumptions as we understand them and upon which we expressly rely with your permission in rendering the opinion contained herein, are as follows.

                 The Partnership is a Delaware limited partnership, organized pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act"). Yucaipa RGC L.L.C., a Delaware limited liability company ("Yucaipa") and FFL Investors, L.L.C., a Delaware limited liability company ("FFL Investors") are the general partners of the Partnership (Yucaipa and FFL Investors are sometimes referred to herein as a "General Partner" or collectively as the "General Partners").

                 In rendering this opinion we have reviewed and relied upon the Limited Partnership Agreement dated as of June __, 1995 (the "Partnership Agreement") and such other documents as in our judgment were necessary or appropriate to enable us to render the opinion contained herein.

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 2


                 We have assumed that (i) no person will stand ready to make a market in interests in the Partnership; (ii) interests in the Partnership will not be regularly quoted by persons such as brokers or dealers and (iii) holders of interests in the Partnership will not have a readily available, regular and ongoing opportunity to buy, sell or exchange such interests in a time frame and with the regularity and continuity that a secondary market for interests in the Partnership would provide. In addition, it has been represented to us that (i) the Partnership will be operated in accordance with the terms of the Partnership Agreement and the provisions of the Act; (ii) neither of the General Partners is now, and neither of the General Partners intends to be a mere dummy acting as agent or under control of the Partnership's limited partners; (iii) the General Partners will at all times act independently of the Partnership's other partners and will not be subject to individual or aggregate partner influence or control, except as expressly provided by the Partnership Agreement; (iv) interests in the Partnership will neither be listed nor traded on an established securities market or exchange (including an over-the-counter market); (v) no interests in the Partnership will be issued in a transaction that is registered under the Securities Act of 1933; (vi) the partners of the Partnership will not take any action which could cause the Partnership to have more than 500 partners (including as partners those persons indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation, or grantor trust) and (vii) neither the General Partners nor the Partnership will participate in or tacitly allow the facilitation of public trading of interests in the Partnership. A copy of these representations is appended hereto as Exhibit A and Exhibit B.

                 Based upon our review and analysis of the facts, representations and assumptions recited or referred to above and existing applicable law (including (i) the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the applicable Treasury Regulations thereunder (the "Regulations"), (iii) judicial decisions and (iv) administrative rulings) ((i) through (iv) hereinafter referred to collectively as the "Law"), it is our opinion, for the reasons indicated below, that the Partnership will be treated as a partnership, rather than an association or publicly traded partnership taxable as a corporation, for federal income tax purposes.

1.       Classification as a Partnership Rather than an Association

                 Regulations section 301.7701-2, which we believe to be controlling, provides that a limited partnership will generally be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation, if it lacks at least two of the following four corporate characteristics: (i) free transferability of interests; (ii) continuity of life; (iii) centralization of management; and (iv) limited liability. The Internal Revenue Service (the "Service") has indicated that it will continue

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 3


to recognize the test set forth in the Regulations as controlling in determinations regarding the status of partnerships for federal income tax purposes. See, e.g., Rev. Rul. 88-76, 1988-2 C.B. 360, Rev. Rul. 79-106,
1979-1 C.B. 448. As discussed below, we believe that the Partnership will initially lack at least three of the enumerated corporate characteristics, and is expected to continue to lack at least two of such characteristics.

                 (a)      Free Transferability of Interests

                 The Regulations provide that an organization has the corporate characteristic of free transferability of interests if each of its members or those members owning "substantially all" of the interests in the organization have the power, without the consent of other members, to substitute for themselves in the same organization a person who is not a member of the organization. Treas. Reg. Section 301.7701-2(e)(1). What constitutes "substantially all" of the interests in an organization generally depends upon the facts and circumstances and is not defined with reference to a particular percentage. See e.g. Rev. Rul. 57-118, 1957-2 C.B.253, 254 (holding that what constitutes substantially all of the properties of a corporation for purposes of Section 368(a)(1)(C) of the Code depends upon the facts and circumstances rather than any particular percentage). The Service has indicated, however, that in interpreting "substantially all" for purposes of issuing a private letter ruling, a partnership will generally be regarded as lacking free transferability of interests if, throughout the life of the partnership, the partnership agreement expressly restricts the transferability of interests representing more than 20 percent of all interests in partnership capital, income, gain, loss, deduction and credit. Rev. Proc. 92-33, 1992-1 C.B. 782. The Regulations further provide that in order for this power of substitution to exist in the corporate sense, the member must be able, without the consent of other members, to confer upon his substitute all the attributes of his interest
in the organization.  Treas. Reg. Section  301.7701-2(e)(1).   Accordingly, the
Regulations provide that the corporate characteristic of free transferability of interests does not exist in a case in which each member can, without the consent of other members, assign only his right to share in profits but cannot so assign his right to participate in the management of the organization. Id.

                 Section 7.1 of the Partnership Agreement provides that the General Partners and the limited partners may, under certain circumstances, transfer their interests in the Partnership without the consent of the other partners. Section 7.3 of the Partnership Agreement provides, however, that until such time as a transferee of a partnership interest is admitted to the Partnership as a substitute limited Partner or a substitute general partner pursuant to Section 7.6 or Section 7.7, as applicable, such transferee shall be an assignee only and, as such, shall only shall receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 4


similar item to which the transferor Partner would be entitled, and shall not be entitled or enabled to exercise any other rights or powers of a Partner (such rights to remain with the transferring Partner). Section 7.7 provides that no person, whether as an assignee of a General Partner's interest in the Partnership or otherwise, shall become a general partner of the Partnership without, among other things, the unanimous written consent of the other Partners, which approval may be given or withheld by any such Partner in such Partner's sole and absolute discretion. Section 7.6.1(a) provides that an assignee of any interests of a limited partner or a General Partner shall not become a substituted limited partner unless, among other things, the non-transferring General Partners shall have consented to such substitution, which consent may be given or withheld by the General Partners in their sole and absolute discretion (or in the case of a transfer by a Partner that is the sole general partner, non-transferring Partners holding a majority of the Percentage Interests (as defined in the Partnership Agreement) held by such non-transferring Partners consent in writing to such admission, which consents may be given or withheld by such Partners in their sole and absolute discretion).

                 Section 7.6.2 provides two limited exceptions to the requirement that the General Partners consent to the substitution of a transferee as a substitute limited partner. First, Section 7.1.3 provides that the "Bank Holding Company Partners" (defined as BT Investments Partners, Inc., BT Securities Corporation, Bank of Montreal, and Banque Paribas, as well as any transferee of such Bank Holding Company Partner's initial interest in the Partnership) are permitted (without the consent of the General Partners) to transfer their Bank Holding Company Interests (defined as the interests in the Partnership initially issued to the three initial Bank Holding Company Partners) to any person, to the extent required by law. Section 7.6.2(a) permits any transferee of a Bank Holding Company Interest to be admitted as a substitute limited partner without consent of the General Partners with respect to their Bank Holding Company Interests. Second, Section 7.1.2 permits (i) The Edward J. DeBartolo Corporation ("DeBartolo") and Camdev Properties, Inc. ("Camdev") to transfer their initial interests in the partnership to one or more lenders, and (ii) Federated Department Stores, Inc. ("Federated") to transfer its initial interest in the Partnership (collectively, with the initial interests in the Partnership acquired by DeBartolo and Camdev, the "Sale Date Interests") to an affiliate with respect to all or any portion of the Sale Date Interest in the Partnership so acquired. The authority granted to DeBartolo, Camdev, and Federated pursuant to Section 7.1.2 does not extend to the transferees of such Partners. Pursuant to Section 7.6.2(b), the General Partners have consented in advance to the admission as a substituted limited partner of any transferee of DeBartolo, Camdev or Federated pursuant to Section
7.1.2. with respect to the Sale Date Interest so transferred.

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 5


                 The special exceptions set forth in Section 7.6.2 are limited, however, by Section 7.6.3 of the Partnership Agreement. The Bank Holding Company Partners, DeBartolo, Camdev and Federated are referred to in the Partnership Agreement as the "Special Agreement Partners." Pursuant to Section 7.6.3, the special exceptions provided in Section 7.6.2 are expressly limited such that if, at any time, the Bank Holding Company Interests and the Sale Date Interests held by the Special Agreement Partners constitute, in the aggregate, more than a 70 percent interest in Partnership capital, or more than 70 percent of the Percentage Interests of all Partners, then a portion of each Special Agreement Partner's Bank Holding Company Interest or Sale Date Interest, as applicable (such portion to be based upon the relative Percentage Interest of such interest held by such Special Agreement Partner, as compared with the aggregate Percentage Interests of such interests held by all Special Agreement Partners) will become subject to the general rule set forth in Section 7.6.1, such that the maximum interests in Partnership capital and the maximum Percentage Interests that may be governed by Section 7.6.2 at any time, will not exceed 70% of the total outstanding Partnership capital, and Percentage Interest, respectively.

                 The Special Agreement Partners hold, in the aggregate, 30 percent of the Partnership's initial capital, and Percentage Interests of 30 percent. Therefore, at least initially, Section 7.6.1(a) and Section 7.7 of the Partnership Agreement restrict the transferability (within the meaning of Treasury Regulation Section 301.7701-2(e)(1)) of interests representing 70 percent of all interests in partnership capital, income, gain, loss, deduction and credit, which is substantially more than the 20 percent restriction required by Revenue Procedure 92-33.

                 Each Special Agreement Partner is a Class B Limited Partner, with the exception of BT Investment Partners, Inc., which holds its 5 percent interest in capital and Percentage Interests as a Class A Limited Partner. Because the Partnership Agreement provides that the Class A Limited Partners are entitled to a return of their capital contributions before distributions may be made to the Class B Limited Partners, it is possible that, in the future, the percentage of interests in partnership capital, income, gain, loss, deduction and credit that are subject to the transferability restrictions of
Section 7.6.1(a) and Section 7.7 may be reduced. Nevertheless, the interests held by the Special Agreement Partners as Class B Limited Partners constitute only 62.5 percent of the total interests held by all Class B Limited Partners. Therefore, even if the Class A Limited Partners had received a complete return of all of their Partnership capital, a minimum of 37.5 percent of the interests in partnership capital and profits will at all times be subject to the transfer restrictions set forth in Section 7.6.1(a). Moreover, as described above, the special exceptions set forth in Section 7.6.2 are expressly limited by Section
7.6.3 to interests constituting 70 percent of Partnership capital and Percentage

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 6


Interests. Therefore, under the express terms of the Partnership Agreement, a minimum of 30 percent of the interests in partnership capital and Percentage Interests will at all times be subject to the transfer restrictions set forth in Section 7.6.1(a).

                 Because the ability of the General Partner and limited partners to transfer their respective interests in the Partnership is restricted as described above, and because the interests in Partnership capital, income, deduction, and credits held by the Special Agreement Partners will initially be, and will continue to be, less than 80 percent of the total interests in the Partnership, we believe the Partnership will be viewed as lacking the corporate characteristic of free transferability of interests.

                 (b)      Continuity of Life

                 The Regulations provide that a limited partnership subject to a statute corresponding to the ULPA lacks the corporate characteristic of continuity of life. Treas. Reg. Section 301.7701-2(b)(3). The Service has determined that the Act (as amended through August 1, 1990) corresponds to the ULPA. See Rev. Rul. 95-2, 1995-1 I.R.B. 7 (January 3, 1995). There have been no material amendments to the relevant provisions of the Act subsequent to August 1, 1990.

                 The Service has indicated that the corporate characteristic of continuity of life is lacking if, under local law and the partnership agreement, the bankruptcy or removal of a general partner causes a dissolution of the partnership, even if the remaining general partners or a majority in interest of all remaining partners may agree to continue the partnership. Rev. Proc. 92-35, 1992-1 C.B. 790. Similarly, the Regulations provide that, for taxable years beginning on or after June 14, 1993, if the death, insanity, bankruptcy, retirement, resignation, expulsion, or other event of withdrawal of the general partner causes a dissolution of the partnership under local law, then continuity of life does not exist notwithstanding the fact that a dissolution may be avoided upon such an event of withdrawal of a general partner by an agreement by the remaining general partners, or at least a majority in interest of the remaining partners, to continue the partnership. Treas. Reg. Section 301.7701-2(b)(1). The Service has determined that the requirement in Treasury Regulation Section 301.7701- 2(b)(1) will be satisfied if remaining partners owning (1) a majority of the profits interests (determined and allocated based on any reasonable estimate of profits from the date of the dissolution event to the projected termination of the partnership, taking into account present and future allocations of profit under the partnership agreement in effect as of the date of the dissolution event) and
(2) a majority of the capital interests owned by all the remaining partners agree to continue the partnership. Rev. Proc. 94-46, 1994-28 I.R.B. (July 11,
1984).

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 7


                 Section 8.2 of the Partnership Agreement provides that the Partnership shall dissolve upon the occurrence of, among other things, the death, dissolution, bankruptcy, withdrawal or removal of any General Partner, unless (i) there remains in the Partnership one or more General Partners and such General Partner(s) elect(s) to continue the business of the Partnership or
(ii) if there are no remaining General Partners, limited partners owning a majority interest of both capital and profits (determined and allocated based on any reasonable estimate of profits from the date of the dissolution event to the projected termination of the partnership, taking into account present and future allocations of profit under the partnership agreement in effect as of the date of the dissolution event) of the Partnership agree in writing to continue the business of the Partnership and to the appointment of a substitute general partner within 90 days following the occurrence of any such event. Accordingly, because the Partnership is subject to the Act, a statute that corresponds to the ULPA, and because Section 8.2 of the Partnership Agreement provides that the Partnership shall dissolve under the circumstances described above, we believe the Partnership lacks the corporate characteristic of continuity of life.

                 (c)      Centralization of Management

                 The Regulations provide that an organization has the corporate characteristic of centralized management if any group of persons that does not include all the members of the organization has "continuing exclusive authority to make the management decisions necessary to the conduct of the business." Treas. Reg. Section 301.7701-2(c)(1). A limited partnership subject to a statute corresponding to the ULPA generally does not possess the corporate characteristic of centralized management. Treas. Reg. Section 301.7701-2(c)(4). The Regulations provide, however, that a limited partnership subject to a statute corresponding to the ULPA ordinarily possesses centralized management if "substantially all the interests in the partnership are owned by the limited partners." Id. Similarly, such a limited partnership will possess centralized management if the limited partners may remove a general partner, unless such right is "substantially restricted." For purposes of determining whether "substantially all the interests in the partnership are owned by the limited partners," the Service generally will rule that substantially all such interests are not owned by the limited partners (and therefore that the partnership does not possess centralized management) where limited partnership interests (excluding those held by general partners) do not exceed 80 percent of the total interests in the partnership. Rev. Proc. 89-12, 1989-1 C.B. 798.

                 Here, the general partners will initially own, in the aggregate, a 57.5 percent interest in the capital of the Partnership and a 57.5 percent Percentage Interest (as defined in the Partnership Agreement). Furthermore, Section 7.4 of the Partnership

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 8


Agreement provides that the general partner may not be removed by the limited partners. Accordingly, as a result of these facts and because the Partnership is subject to the Act, a statute that corresponds to the ULPA, we believe the Partnership will initially lack the corporate characteristic of centralized management.

                 The Partnership Agreement provides, however, that if and when FFL Investors has received a return of its initial capital contributions from the Partnership, its general partner interest in the Partnership will be converted into a limited partner interest, and Yucaipa will become the sole general partner of the Partnership. If and when this occurs, Yucaipa will own less than a 20 percent interest in partnership capital, and will own only a
17.5 percent Percentage Interest (i.e., 1 percent as general partner, 9 percent as a Class A Limited Partner and 7.5 percent as a Class B Limited Partner). As a result, the Partnership may possess the corporate characteristic of centralized management if and when the general partner interest held by FFL Investors is converted into a limited partner interest.

                 (d)      Limited Liability

                 The Regulations provide that, in the case of a limited partnership subject to a statute corresponding to the ULPA, the corporate characteristic of limited liability is not present unless the general partner of the limited partnership (i) has no substantial assets (other than its interest in the limited partnership) that may be reached by a creditor of the limited partnership and (ii) is a mere "dummy" acting as the agent of the limited partnership's limited partners. Treas. Reg. Section 301.7701- 2(d)(1) & (2). Stated differently, the Regulations provide that limited liability is absent if the general partner either has substantial assets or is not a dummy. See Larson v. Commissioner, 66 T.C. 159, 179-80 (1976) acq., 1979-2 C.B. 1.
In Larson, the United States Tax Court held that a general partner will be considered a "dummy" within the meaning of the foregoing Regulation if the general partner is "totally under the control of the limited partners." 66 T.C. at 181.

                 Because the Partnership is subject to the Act, a statute that corresponds to the ULPA, and assuming that neither of the General Partners are a "dummy" for the limited partners (it has been represented to us that neither of the General Partners is under the direct or indirect control of the limited partners of the Partnership and that neither of the General Partners is acting as the agent of the limited partners of the Partnership), the Partnership should lack the corporate characteristic of limited liability. Nevertheless, in light of the fact that the Partnership lacks the corporate characteristics of free transferability of interests and continuity of life, it is unnecessary for us to express an opinion as to whether the Partnership lacks the corporate characteristic of limited liability.

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 9


2.  Classification as a Publicly Traded Partnership

                 Section 7704 of the Code provides that certain "publicly traded partnerships" are considered corporations for federal income tax purposes. Code Section 7704(a). A partnership is a "publicly traded partnership" if (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Code Section 7704(b). As discussed below, we believe that the Partnership should not be considered to be a "publicly traded partnership" within the meaning of section 7704 of the Code.

                 Neither the Code nor the Regulations define the terms "readily tradable on a secondary market (or the substantial equivalent thereof)." Nevertheless, the legislative history of the Omnibus Budget Reconciliation Act of 1987, which enacted section 7704 of the Code, provides that "[a] secondary market is generally indicated by the existence of a person standing ready to make a market in the interest." H.R. Conf. Rep. No. 495, 100th Cong., 1st Sess. 948, reprinted in 1987 U.S. Code Cong. & Admin. News 2313-1245, 2313-1694. In addition, Congress did not intend that partnership interests be treated as readily tradable if (i) a market is publicly available, but offers to buy or sell interests are normally not accepted in a time frame comparable to that which would be available on a secondary market, or (ii) there are occasional accommodation trades of partnership interests. Id.

                 The Service has identified certain "safe harbors" within which it will not consider interests in a partnership to be "readily tradable." I.R.S. Notice 88-75, 1988-2 C.B. 386. According to the Notice, the Service will not consider interests in a partnership readily tradable on a secondary market, or the substantial equivalent thereof, if (i) interests in the partnership are not registered under the Securities Act of 1933 and (ii) the partnership has 500 or fewer partners (including "indirect" ownership of interests through a partnership, S corporation, or grantor trust) (the "Private Placement Safe Harbor"). Id. Recently proposed Regulations, which are not yet effective, would provide certain safe harbors that differ from (and generally are more restrictive than) the safe harbors provided in Notice 88-75, including the Private Placement Safe Harbor. See e.g. Prop. Treas. Reg. Section 1.7704-1(g). Such proposed Regulations are effective only for taxable years of a partnership beginning on or after the date final Regulations are published in the Federal Register. Prop. Treas. Reg. Section 1.7704-1(k). The Service has announced that the provisions of Notice 88-75 will continue to apply until such Regulations take effect. Notice 95-28 I.R.B. 1995-21 (May 22, 1995).
We are unable to predict when such Regulations will be finalized, nor are we able to predict whether and to what extent the final Regulations will differ from the proposed Regulations.

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 10


                 Section 7.2(e) of the Partnership Agreement provides that any transfer of an interest in the Partnership that would result in the Partnership having more than 50 partners (directly or indirectly) will be null and void, provided however that transfers by DeBartolo, Camdev, and Federated pursuant to
Section 7.1.2 are permitted so long as such transfers would not result in the Partnership having more than 500 partners (directly or indirectly). Moreover, it has been represented to us that (i) no interests in the Partnership will be issued in a transaction that is registered under the Securities Act of 1933 and
(ii) the Partnership will never have more than 500 partners (directly or indirectly). Therefore, the Partnership should meet the requirements for the Private Placement Safe Harbor, as set forth in Notice 88-75. In addition,
Section 7.2(d) of the Partnership Agreement provides that any transfer of an interest in the Partnership that would result in the Partnership becoming a publicly traded partnership shall be null and void.

                 Because (i) interests in the Partnership will neither be listed nor traded on an established securities market or exchange (including an over-the-counter market), (ii) neither the General Partners nor the Partnership will participate in or tacitly allow the facilitation of public trading of interests in the Partnership, (iii) no person will stand ready to make a market in interests in the Partnership, (iv) interests in the Partnership will not be regularly quoted by persons such as brokers or dealers, (v) holders of interests in the Partnership will not have a readily available, regular and ongoing opportunity to buy, sell or exchange such interests in a time frame and with the regularity and continuity that a secondary market for interests in the Partnership would provide and (vi) it is expected that trading of the Partnership's interests will fall within the Private Placement Safe Harbor, the Partnership will not be considered a publicly traded partnership for purposes of section 7704 of the Code.

                 We emphasize that the foregoing is based upon the Law as of the date hereof and the facts, representations and assumptions recited or referred to hereinabove, a change, variation or difference in any of which could affect the conclusions stated herein.

LATHAM & WATKINS
To the Partners of RGC Partners, L.P.
June __, 1995
Page 11


                 This opinion is rendered only to you and is solely for your benefit in connection with the organization of the Partnership. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or entity for any purpose without our prior written consent, except that this opinion may be furnished or quoted to your legal counsel and to judicial and regulatory authorities having jurisdiction over you.

                                                   Very truly yours,